Residential Asset Securitization Trust 2007-A5




                                Final Term Sheet



                           [IndyMac Bank, F.S.B. LOGO]



                           $790,635,415 (Approximate)




                                IndyMac MBS, Inc.
                                    Depositor


                              IndyMac Bank, F.S.B.
                          Sponsor, Seller and Servicer

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED MARCH 29, 2007

                 Residential Asset Securitization Trust 2007-A5

          Distributions payable monthly on the 25th day of each month, beginning April 25, 2007
                                  _____________


                     The following classes of certificates are offered pursuant to this free writing prospectus:
----------------------------------------------------------------------------------------------------------------------------------
                            Initial Class
                        Certificate Balance /                                               Initial Class
                       Initial Notional Amount    Pass-Through                          Certificate Balance /       Pass-Through
       Class                     (1)                Rate (2)            Class        Initial Notional Amount (1)      Rate (2)
----------------------------------------------------------------------------------------------------------------------------------
  Class 1-A-1         $           14,235,000        Floating        Class 2-A-4      $            7,876,000            6.00%
--------------------- -------------------------- ---------------- ------------------ ----------------------------- ---------------
  Class 1-A-2         $           10,000,000        Floating        Class 2-A-5      $           96,012,000            6.00%
--------------------- -------------------------- ---------------- ------------------ ----------------------------- ---------------
  Class 1-A-3         $          100,000,000        Floating        Class 2-A-6      $           12,892,000            6.00%
--------------------- -------------------------- ---------------- ------------------ ----------------------------- ---------------
  Class 1-A-4         $          212,718,000 (3)    Floating        Class PO         $            2,455,414             (4)
--------------------- -------------------------- ---------------- ------------------ ----------------------------- ---------------
  Class 1-A-5         $            1,000,000 (3)    Floating        Class A-X        $           45,876,291 (3)        6.00%
--------------------- -------------------------- ---------------- ------------------ ----------------------------- ---------------
  Class 1-A-6         $           88,483,000        Floating        Class A-R        $                  100            6.50%
--------------------- -------------------------- ---------------- ------------------ ----------------------------- ---------------
  Class 1-A-7         $              438,000        Floating        Class B-1        $           16,857,000           Variable
--------------------- -------------------------- ---------------- ------------------ ----------------------------- ---------------
  Class 2-A-1         $          133,307,000          6.00%         Class B-2        $            8,830,000           Variable
--------------------- -------------------------- ---------------- ------------------ ----------------------------- ---------------
  Class 2-A-2         $          147,217,000          6.00%         Class B-3        $            4,816,000           Variable
--------------------- -------------------------- ---------------- ------------------ ----------------------------- ---------------
  Class 2-A-3         $          147,217,000          6.00%
----------------------------------------------------------------------------------------------------------------------------------

(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 5%.
(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates and initial ratings, are listed in the tables under "Summary--Description of the Certificates". The tables also show the index used to calculate the pass-through rates for the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6 and Class 1-A-7 Certificates.
(3) The Class 1-A-4, Class 1-A-5 and Class A-X Certificates are interest only, notional amount certificates. The initial notional amounts for the notional amount certificates are set forth in the table above but are not included in the aggregate class certificate balance of the certificates offered.
(4) The Class PO Certificates are principal only certificates and will not bear interest.

                                     Summary


Issuing Entity

Residential Asset Securitization Trust 2007-A5, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation, and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee and Supplemental Interest Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN0705, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of March 1, 2007 among the seller, the servicer, the depositor and the trustee and supplemental interest trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of March 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about March 29, 2007.

The Mortgage Loans

The mortgage pool will consist of two loan groups consisting primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

The depositor expects that the group 1 mortgage loans will have the following characteristics as of the cut-off date:

Aggregate Current Principal Balance   $225,247,572.01

Weighted Average Mortgage Rate        7.250%

Range of Mortgage Rates               6.875% to 9.063%

Average Current Principal Balance     $577,557.88

Range of Outstanding Principal
   Balances                           $82,879.48 to $2,250,000.00

Weighted Average Original
   Loan-to-Value Ratio                75.66%

Weighted Average Original Term to
   Maturity                           360 months

Weighted Average FICO Credit Score    698

Weighted Average Remaining Term to
   Stated Maturity                    359 months

Geographic Concentrations in excess
   of 10%:

   California                         39.62%

   New York                           10.91%

   Florida                            10.55%


The depositor expects that the group 2 mortgage loans will have the following characteristics as of the cut-off date:

Aggregate Current Principal Balance   $577,427,622.72

Weighted Average Mortgage Rate        6.459%

Range of Mortgage Rates               5.625% to 6.750%

Average Current Principal Balance     $652,460.59

Range of Outstanding Principal
   Balances                           $135,472.51 to $2,800,000.00

Weighted Average Original
   Loan-to-Value Ratio                71.44%

Weighted Average Original Term to
   Maturity                           360 months

Weighted Average FICO Credit Score    728

Weighted Average Remaining Term to
   Stated Maturity                    359 months

Geographic Concentrations in excess
   of 10%:

   California                         60.11%


The depositor expects that the mortgage loans in the aggregate will have the following characteristics as of the cut-off date:

Aggregate Current Principal Balance   $802,675,194.73

Weighted Average Mortgage Rate        6.681%

Range of Mortgage Rates               5.625% to 9.063%

Average Current Principal Balance     $629,549.17

Range of Outstanding Principal
   Balances                           $82,879.48 to $2,800,000.00

Weighted Average Original
   Loan-to-Value Ratio                72.62%

Weighted Average Original Term to
   Maturity                           360 months

Weighted Average FICO Credit Score    720

Weighted Average Remaining Term to
   Stated Maturity                    359 months

Geographic Concentrations in excess
   of 10%:

   California                         54.36%

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                            Initial Class                                              Final          Modeled            Initial
                        Certificate Balance/                                        Scheduled          Final              Rating
                           Initial Notional                                        Distribution     Distribution       (Fitch/S&P/
          Class              Amount (1)                     Type                      Date             Date           Moody's) (2)
----------------------  --------------------  --------------------------------  ----------------  ----------------  ----------------
Offered Certificates
1-A-1.................       $14,235,000           Senior/Support/Floating         May 25, 2037    March 25, 2037        AAA/AAA/NR
                                                      Pass-Through Rate
1-A-2.................       $10,000,000        Senior/Super Senior/Floating       May 25, 2037    March 25, 2037        AAA/AAA/NR
                                                      Pass-Through Rate
1-A-3.................      $100,000,000        Senior/Super Senior/Floating       May 25, 2037    March 25, 2037        AAA/AAA/NR
                                                      Pass-Through Rate
1-A-4.................      $212,718,000 (3)       Senior/Inverse Floating         May 25, 2037    March 25, 2037        AAA/AAA/NR
                                                 Pass-Through Rate/Notional
                                                    Amount/Interest Only
1-A-5.................        $1,000,000 (3)       Senior/Inverse Floating         May 25, 2037    March 25, 2037        AAA/AAA/NR
                                                 Pass-Through Rate/Notional
                                                    Amount/Interest Only
1-A-6.................       $88,483,000        Senior/Super Senior/Floating       May 25, 2037    March 25, 2037        AAA/AAA/NR
                                                      Pass-Through Rate
1-A-7.................          $438,000      Senior/Floating Pass-Through Rate    May 25, 2037    March 25, 2037        AAA/AAA/NR
2-A-1.................      $133,307,000       Senior/Fixed Pass-Through Rate      May 25, 2037    March 25, 2014        AAA/AAA/NR

2-A-2.................      $147,217,000       Senior/Fixed Pass-Through Rate      May 25, 2037   November 25, 2011      AAA/AAA/NR

2-A-3.................      $147,217,000          Senior/Super Senior/Fixed        May 25, 2037    March 25, 2014       AAA/AAA/Aaa
                                                      Pass-Through Rate

2-A-4.................        $7,876,000       Senior/Fixed Pass-Through Rate      May 25, 2037   January 25, 2015       AAA/AAA/NR

2-A-5.................       $96,012,000        Senior/NAS/Super Senior/Fixed      May 25, 2037    March 25, 2037       AAA/AAA/Aaa
                                                      Pass-Through Rate

2-A-6.................       $12,892,000          Senior/NAS/Support/Fixed         May 25, 2037    March 25, 2037        AAA/AAA/NR
                                                      Pass-Through Rate

A-X...................       $45,876,291 (3)  Senior/ Notional Amount/Interest     May 25, 2037    March 25, 2037        AAA/AAA/NR
                                                   Only/Fixed Pass-Through
                                                       Rate/Component
PO....................        $2,455,414       Senior/Principal Only/Component     May 25, 2037   February 25, 2037      AAA/AAA/NR

A-R...................              $100            Senior/REMIC Residual          May 25, 2037    April 25, 2007        AAA/AAA/NR
B-1...................       $16,857,000          Subordinate/Variable Rate        May 25, 2037    March 25, 2037         NR/AA/NR
B-2...................        $8,830,000          Subordinate/Variable Rate        May 25, 2037    March 25, 2037         NR/A/NR
B-3...................        $4,816,000          Subordinate/Variable Rate        May 25, 2037    March 25, 2037        NR/BBB/NR


                                      S-6

                            Initial Class                                              Final          Modeled            Initial
                        Certificate Balance/                                        Scheduled          Final              Rating
                           Initial Notional                                        Distribution     Distribution       (Fitch/S&P/
          Class              Amount (1)                     Type                      Date             Date           Moody's) (2)
----------------------  --------------------  --------------------------------  ----------------  ----------------  ----------------
Non-Offered
   Certificates (4)
B-4...................        $5,217,000          Subordinate/Variable Rate        May 25, 2037    March 25, 2037
B-5...................        $4,013,000          Subordinate/Variable Rate        May 25, 2037    March 25, 2037
B-6...................        $2,809,679          Subordinate/Variable Rate        May 25, 2037    March 25, 2037
P.....................              $100           Prepayment Charges (5)              N/A               N/A

______________
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch, Inc. ("Fitch") and, with respect to the Class 2-A-3 and Class 2-A-5 Certificates only, Moody's Investors Service, Inc. ("Moody's"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The notional amount of each of the Class 1-A-4, Class 1-A-5 and Class A-X Certificates will be calculated as described in this free writing prospectus under "Description of the Certificates--Notional Amount Certificates."

(4) The Class B-4, Class B-5, Class B-6 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-4, Class B-5, Class B-6 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(5) The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.

The certificates will also have the following characteristics:

                                             Initial
                           Related Loan   Pass-Through                                   Interest Accrual   Interest Accrual
          Class                Group        Rate (1)           Pass-Through Rate              Period           Convention
------------------------  --------------  ------------  -----------------------------  -------------------  ----------------
Offered Certificates
1-A-1...................         1           5.9500%        LIBOR + 0.60% (2), (3)       25th to 24th (4)      30/360 (5)
1-A-2...................         1           5.7500%        LIBOR + 0.40% (2), (3)       25th to 24th (4)      30/360 (5)
1-A-3...................         1           5.7300%        LIBOR + 0.38% (2), (3)       25th to 24th (4)      30/360 (5)
1-A-4...................         1           0.7500%           6.10% -LIBOR (2)          25th to 24th (4)      30/360 (5)
1-A-5...................         1           2.0000%       612% - (100 x LIBOR) (2)      25th to 24th (4)      30/360 (5)
1-A-6...................         1           5.7500%        LIBOR + 0.40% (2), (3)       25th to 24th (4)      30/360 (5)
1-A-7...................         1           0.0000%     (32.5 x LIBOR) - 191.75% (2)    25th to 24th (4)      30/360 (5)
2-A-1...................         2           6.0000%                6.0000%             calendar month (6)     30/360 (5)
2-A-2...................         2           6.0000%                6.0000%             calendar month (6)     30/360 (5)
2-A-3...................         2           6.0000%                6.0000%             calendar month (6)     30/360 (5)
2-A-4...................         2           6.0000%                6.0000%             calendar month (6)     30/360 (5)
2-A-5...................         2           6.0000%                6.0000%             calendar month (6)     30/360 (5)
2-A-6...................         2           6.0000%                6.0000%             calendar month (6)     30/360 (5)
A-X.....................      1 and 2        6.0000%                6.0000%             calendar month (6)     30/360 (5)
PO......................      1 and 2          (7)                    (7)                      N/A                 N/A
A-R.....................         1           6.5000%                6.5000%             calendar month (6)     30/360 (5)
B-1.....................      1 and 2        6.1403%                  (8)               calendar month (6)     30/360 (5)
B-2.....................      1 and 2        6.1403%                  (8)               calendar month (6)     30/360 (5)
B-3.....................      1 and 2        6.1403%                  (8)               calendar month (6)     30/360 (5)
Non-Offered Certificates
B-4.....................      1 and 2        6.1403%                  (8)               calendar month (6)     30/360 (5)
B-5.....................      1 and 2        6.1403%                  (8)               calendar month (6)     30/360 (5)
B-6.....................      1 and 2        6.1403%                  (8)               calendar month (6)     30/360 (5)
P.......................      1 and 2          N/A                    N/A                      N/A                 N/A

(1)  Reflects the expected pass-through rate as of the closing date.

(2) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a maximum and minimum rate, as described in this free writing prospectus under "Description of the Certificates - Interest." LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(3) The Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates will each have the benefit of a separate interest rate corridor contract with Bear Stearns Financial Products Inc., as counterparty, as described in this free writing prospectus under "Description of the Certificates--Yield Supplement Amounts."

(4) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs (or, in the case of the initial interest accrual period, on the closing date) and ending on the 24th day of the month in which the distribution date occurs.

(5) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(6) The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(7) The Class PO Certificates are not entitled to any distributions of interest.

(8) The pass-through rate for each class of subordinated certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the sum of:

     o 6.50% multiplied by the excess of the aggregate stated principal balance of the group 1 mortgage loans as of the first day of the related due period (after giving effect to principal prepayments in the prepayment period ending during that due period) over the aggregate class certificate balance of the group 1 senior certificates immediately prior to that distribution date; and

     o 6.00% multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans as of the first day of the related due period (after giving effect to principal prepayments in the prepayment period ending during that due period) over the aggregate class certificate balance of the group 2 senior certificates immediately prior to that distribution date;

     divided by the sum of the assumed balances for each loan group immediately prior to that distribution date.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

  Senior Certificates          Class 1-A-1, Class 1-A-2, Class 1-A-3,
                               Class 1-A-4, Class 1-A-5, Class 1-A-6,
                               Class 1-A-7, Class 2-A-1, Class 2-A-2,
                               Class 2-A-3, Class 2-A-4, Class 2-A-5,
                                Class 2-A-6, Class A-X, Class PO and
                                        Class A-R Certificates

      Subordinated           Class B-1, Class B-2, Class Certificates B-3,
                           Class B-4, Class B-5 and Class B-6 Certificates

   LIBOR Certificates          Class 1-A-1, Class 1-A-2, Class 1-A-3,
                               Class 1-A-4, Class 1-A-5, Class 1-A-6 and
                                      Class 1-A-7 Certificates

    Notional Amount                 Class 1-A-4, Class 1-A-5 and
      Certificates                     Class A-X Certificates

      Super Senior                    Class 1-A-2, Class 1-A-3,
      Certificates                  Class 1-A-6, Class 2-A-3 and
                                      Class 2-A-5 Certificates

     Senior Support                  Class 1-A-1 and Class 2-A-6
      Certificates                          Certificates

     Group 1 Senior            Class 1-A-1, Class 1-A-2, Class 1-A-3,
      Certificates             Class 1-A-4, Class 1-A-5, Class 1-A-6,
                             Class 1-A-7 and Class A-R Certificates and
                                Class PO-1 and Class A-X-1 Components

     Group 2 Senior      Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4,
      Certificates          Class 2-A-5 and Class 2-A-6 Certificates and
                                Class PO-2 and Class A-X-2 Components

   Offered Certificates     Senior Certificates, Class B-1, Class B-2 and
                                        Class B-3 Certificates

Record Date

The record date (x) for the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to that distribution date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of that distribution date.

Denominations

The senior certificates (other than the Class 2-A-4 and Class A-R Certificates):

$25,000 and multiples of $1,000.

Class 2-A-4 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on April 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, notional amount or component notional amount, as applicable, immediately prior to that distribution date; plus

o    any interest remaining unpaid from prior distribution dates; minus

o any net interest shortfalls allocated to that class or component for that distribution date.

The Class PO Certificates do not bear interest.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class or component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

o    prepayments on the mortgage loans; and

o reductions in the mortgage rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all related interest-bearing classes and components of certificates, based on their respective interest entitlements (or, in the case of the subordinated certificates, based on interest accrued on the share of the applicable assumed balance of each class of subordinated certificates, as described more fully under "Description of the Certificates--Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes or components of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each class or component of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class or component of certificates will be entitled to receive on the next distribution date.

Interest Rate Corridor Contracts

A separate supplemental interest trust created under the pooling and servicing agreement will have the benefit of four interest rate corridor contracts, one for the benefit of each of the Class 1-A-1, Class 1-A-2, the Class 1-A-3 and the Class 1-A-6 Certificates. Amounts paid under each corridor contract will be available as described in this free writing prospectus to make payments of the related yield supplement amount to the Class 1-A-1, Class 1-A-2, the Class 1-A-3 and the Class 1-A-6 Certificates, as applicable.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if cash is available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus under "Description of the Certificates--Principal."

Principal collections from the mortgage loans in a loan group will be distributed to the related classes of senior certificates as described in the next sentence, and any remainder will be allocated to the subordinated certificates. Principal distributed to the senior certificates in a senior certificate group will be allocated between the related Class PO component, on the one hand, and the other classes of senior certificates in that senior certificate group (other than the notional amount certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate of the mortgage loans in that loan group divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the classes of senior certificates in a senior certificate group (other than the notional amount certificates and the related component of Class PO certificates) as set forth below, and any remainder of that non-PO amount will be allocated to the classes of subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the aggregate stated principal balance of the mortgage loans in that loan group and

o in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage may step down as described in this free writing prospectus.

The required coupon for loan group 1 and loan group 2 will be 6.50% and 6.00%, respectively.

General

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of either loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates and the notional amount components do not have a class certificate balance or component principal balance and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

Amounts Available for Distributions on the Certificates

General

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loans, plus accrued interest);

o    subsequent recoveries with respect to mortgage loans in that loan group;

o partial or full prepayments with respect to the mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group purchased by the seller or the servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o    the trustee fee due to the trustee;

o    lender-paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan. The servicing fee for a mortgage loan will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will equal either 0.2000% or 0.2500% per annum. As of the cut-off date, the weighted average servicing fee rates for the mortgage loans in loan group 1 and loan group 2 were 0.2003% and 0.2112% per annum, respectively. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges), all investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.


Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following priority:

o to interest on each interest-bearing class and component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

o to principal of the classes of senior certificates related to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to any deferred amounts payable on the related Class PO Component, but only from amounts that would otherwise be distributed on that distribution date as principal of the classes of subordinated certificates;

o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

o    from any remaining available amounts to the Class A-R Certificates.

Priority of Distributions--Group 1 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 1, up to the amount of the senior principal distribution amount for loan group 1, will be distributed as principal of the following classes of group 1 senior certificates, in the following priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2) concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-6 and Class 1-A-7 Certificates, pro rata, until their respective class certificate balances are reduced to zero.


Priority of Distributions--Group 2 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 2, up to the amount of the senior principal distribution amount for loan group 2, will be distributed as principal of the following classes of group 2 senior certificates, in the following priority:

(1) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, based on their then-current class certificate balances, the Priority Amount, until their respective class certificate balances are reduced to zero;

(2) concurrently, as follows:

     (a) 31.1653547357% of that amount to the Class 2-A-1 Certificates until its class certificate balance is reduced to zero; and

     (b) 68.8346452643% of that amount in the following priority:

          (i) up to $710 for each distribution date to the Class 2-A-2 Certificates until its class certificate balance is reduced to zero;

          (ii) up to $1,846,720 for each distribution date to the Class 2-A-3 Certificates until its class certificate balance is reduced to zero; and

          (iii) sequentially, to the Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their respective class certificate balances are reduced to zero;

(3) to the Class 2-A-4 Certificates until its class certificate balance is reduced to zero; and

(4) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, based on their then-current class certificate balances, without regard to the Priority Amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

o available funds for the related loan group remaining after distribution of interest on the related senior certificates; and

o a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.


Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, with respect to both loan groups to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for that loan group, will be distributed as principal of the classes of subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from either loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

o the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     o first, to the classes of subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

     o second, concurrently to the senior certificates related to the applicable loan group (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective class certificate balances, except that the non-PO percentage of any realized losses on the mortgage loans that would otherwise be allocated to the super senior certificates will instead be allocated to the related support certificates, until their respective class certificate balances are reduced to zero; and

o the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the applicable Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for a loan group) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of subordinated certificates with a higher numerical designation, if any.


Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "Subordinated Certificates; Applicable Credit Support Percentage," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one of the loan groups may be used to pay principal or interest, or both, to the certificates unrelated to that loan group.


Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.


Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.


Tax Status

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, supplemental interest reserve fund and the interest rate corridor contracts will not constitute any part of any REMIC described in the pooling and servicing agreement.


ERISA Considerations

The offered certificates (other than the Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the later of the termination of the related interest rate corridor contract and the termination of the supplemental interest reserve fund, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions.

Legal Investment

The senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  Loan Group 1


                                        Mortgage Rates for the Group 1 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Range of                       Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Mortgage Rates (%)               Loans       Outstanding      Outstanding      Rate       Score         Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
6.500 - 6.999............          144     $  89,904,145.68      39.91%         6.875%      708      $ 624,334.35       74.39%
7.000 - 7.499............          134        73,273,459.47      32.53          7.177       692        546,816.86       75.28
7.500 - 7.999............           74        42,461,637.62      18.85          7.671       698        573,805.91       77.40
8.000 - 8.499............           25        12,994,931.99       5.77          8.135       671        519,797.28       79.29
8.500 - 8.999............           11         5,505,843.01       2.44          8.671       660        500,531.18       78.74
9.000 - 9.499............            2         1,107,554.24       0.49          9.027       732        553,777.12       79.14
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============

______________
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans was approximately 7.250% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans net of the insurance premium charged by the lender was approximately 7.239% per annum.


                                  Current Principal Balances for the Group 1 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Range of Current Mortgage       Mortgage        Balance          Balance     Mortgage    Credit        Principal    Loan-to-Value
Loan Principal Balances ($)       Loans       Outstanding      Outstanding      Rate       Score        Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
   50,000.01 -   100,000.00.         1     $      82,879.48       0.04%         8.645%      620      $   82,879.48      90.00%
  100,000.01 -   150,000.00.         3           387,659.75       0.17          7.629       640         129,219.92      71.53
  150,000.01 -   200,000.00.         4           676,824.13       0.30          7.734       659         169,206.03      82.03
  250,000.01 -   300,000.00.         1           288,000.00       0.13          8.375       642         288,000.00      90.00
  400,000.01 -   450,000.00.        58        25,290,781.91      11.23          7.323       684         436,047.96      77.45
  450,000.01 -   500,000.00.        90        42,883,121.42      19.04          7.315       684         476,479.13      78.06
  500,000.01 -   550,000.00.        54        28,124,775.19      12.49          7.161       703         520,829.17      77.01
  550,000.01 -   600,000.00.        62        35,733,369.78      15.86          7.189       708         576,344.67      76.82
  600,000.01 -   650,000.00.        37        23,348,029.72      10.37          7.375       697         631,027.83      76.19
  650,000.01 -   700,000.00.        17        11,609,766.04       5.15          7.284       704         682,927.41      77.03
  700,000.01 -   750,000.00.        15        10,948,452.84       4.86          7.517       696         729,896.86      69.49
  750,000.01 -   800,000.00.         9         7,033,035.24       3.12          7.042       714         781,448.36      76.85
  800,000.01 -   850,000.00.         6         5,001,185.32       2.22          7.190       722         833,530.89      69.60
  850,000.01 -   900,000.00.         7         6,234,410.28       2.77          6.965       696         890,630.04      71.09
  900,000.01 -   950,000.00.         7         6,487,285.09       2.88          6.966       717         926,755.01      77.24
  950,000.01 - 1,000,000.00.        13        12,792,823.42       5.68          7.275       701         984,063.34      70.25
1,000,000.01 - 1,250,000.00.         3         3,317,700.00       1.47          6.995       647       1,105,900.00      65.83
1,250,000.01 - 1,500,000.00.         2         2,757,472.40       1.22          7.161       768       1,378,736.20      68.51
2,000,000.01 - 2,250,000.00.         1         2,250,000.00       1.00          6.875       716       2,250,000.00      60.00
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============

______________
(1) As of the Cut-off Date, the average principal balance of the group 1 mortgage loans was approximately $577,557.88.

                                 Original Loan-to-Value Ratios for the Group 1 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
Range of Original              Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan-to-Value Ratios (%)         Loans       Outstanding      Outstanding      Rate       Score        Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
20.01 - 25.00............            1     $     601,280.57       0.27%         7.250%      697      $ 601,280.57      21.49%
40.01 - 45.00............            2         1,460,000.00       0.65          6.914       643        730,000.00      42.09
45.01 - 50.00............            3         1,487,372.17       0.66          6.991       649        495,790.72      48.47
50.01 - 55.00............            4         2,511,465.66       1.11          7.322       708        627,866.42      52.03
55.01 - 60.00............            6         5,895,500.00       2.62          6.933       710        982,583.33      59.12
60.01 - 65.00............           19        12,961,460.34       5.75          6.966       692        682,182.12      63.80
65.01 - 70.00............           34        23,598,059.59      10.48          7.120       707        694,060.58      68.94
70.01 - 75.00............           54        31,459,442.20      13.97          7.293       697        582,582.26      74.03
75.01 - 80.00............          252       139,004,231.88      61.71          7.294       698        551,604.09      79.66
80.01 - 85.00............            4         1,794,321.19       0.80          7.287       697        448,580.30      84.47
85.01 - 90.00............            7         2,956,419.09       1.31          7.703       683        422,345.58      89.23
90.01 - 95.00............            4         1,518,019.32       0.67          7.593       675        379,504.83      94.95
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 75.66%.


                                 Original Term to Stated Maturity for the Group 1 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal     Average      FICO         Current        Average
Original Term to Stated        Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Maturity (months)                Loans       Outstanding      Outstanding      Rate       Score        Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
360......................          390     $ 225,247,572.01     100.00%       7.250%       698       $ 577,557.88      75.66%
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============


                              Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal     Average      FICO         Current        Average
Remaining Terms to Stated      Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Maturity (months)                Loans       Outstanding      Outstanding      Rate       Score        Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
339......................            1     $     172,021.65       0.08%         7.000%      674      $ 172,021.65      72.73%
349......................            1           119,459.75       0.05          7.375       647        119,459.75      47.25
352......................            1           174,898.42       0.08          8.625       681        174,898.42      95.00
353......................            3         1,987,104.07       0.88          7.641       695        662,368.02      80.00
354......................            5         2,919,376.68       1.30          7.524       685        583,875.34      69.08
355......................           16         8,820,524.79       3.92          7.358       694        551,282.80      75.63
356......................           13         6,175,334.62       2.74          7.580       703        475,025.74      79.33
357......................           31        19,174,164.73       8.51          7.341       696        618,521.44      75.28
358......................           30        20,797,160.27       9.23          7.409       702        693,238.68      74.30
359......................          103        57,955,883.13      25.73          7.232       698        562,678.48      75.46
360......................          186       106,951,643.90      47.48          7.169       697        575,008.84      75.99
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 359 months.

                        Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal     Average      FICO         Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
State                            Loans       Outstanding      Outstanding      Rate       Score        Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Arizona..................           13     $   7,971,599.50       3.54%         7.187%      696     $  613,199.96      75.21%
California...............          158        89,242,157.95      39.62          7.110       704        564,823.78      76.00
Colorado.................            8         5,181,899.58       2.30          7.236       695        647,737.45      75.62
Connecticut..............            4         2,954,900.00       1.31          7.475       667        738,725.00      63.30
Florida..................           37        23,758,011.11      10.55          7.328       700        642,108.41      75.48
Georgia..................            5         2,756,211.90       1.22          7.437       668        551,242.38      80.15
Hawaii...................            2         1,134,750.00       0.50          7.195       690        567,375.00      77.80
Idaho....................            3         1,427,000.00       0.63          7.532       702        475,666.67      79.29
Illinois.................           13         8,658,260.62       3.84          7.589       706        666,020.05      74.48
Kansas...................            1           480,000.00       0.21          8.250       632        480,000.00      80.00
Louisiana................            1           481,500.00       0.21          7.750       652        481,500.00      90.00
Maryland.................           10         5,635,707.00       2.50          7.648       678        563,570.70      79.90
Massachusetts............           14         8,727,937.52       3.87          7.378       694        623,424.11      71.34
Michigan.................            5         2,664,291.86       1.18          7.269       687        532,858.37      79.02
Missouri.................            1           897,912.42       0.40          7.000       646        897,912.42      48.65
Nevada...................            6         3,012,750.00       1.34          7.390       708        502,125.00      75.22
New Hampshire............            4         2,024,815.45       0.90          7.117       698        506,203.86      71.26
New Jersey...............           19        10,426,329.52       4.63          7.335       693        548,754.19      76.76
New Mexico...............            3         1,464,317.45       0.65          7.277       680        488,105.82      72.71
New York.................           42        24,567,878.15      10.91          7.229       695        584,949.48      76.45
North Carolina...........            1           846,388.37       0.38          6.875       710        846,388.37      64.59
North Dakota.............            1           142,400.00       0.06          7.625       635        142,400.00      80.00
Ohio.....................            2           616,000.00       0.27          7.375       678        308,000.00      80.00
Oregon...................            1           509,600.00       0.23          7.125       764        509,600.00      80.00
Pennsylvania.............            1           570,000.00       0.25          6.875       640        570,000.00      86.02
Rhode Island.............            1           119,459.75       0.05          7.375       647        119,459.75      47.25
South Carolina...........            1           600,000.00       0.27          7.500       740        600,000.00      80.00
Tennessee................            2         1,905,000.00       0.85          7.466       639        952,500.00      72.72
Texas....................           11         5,540,584.22       2.46          7.459       702        503,689.47      79.38
Vermont..................            1           607,159.43       0.27          8.875       662        607,159.43      75.00
Virginia.................           10         4,757,852.02       2.11          7.119       710        475,785.20      78.31
Washington...............            6         4,277,713.56       1.90          7.427       683        712,952.26      77.68
West Virginia............            1           177,904.06       0.08          7.875       643        177,904.06      80.00
Wyoming..................            2         1,109,280.57       0.49          7.136       735        554,640.29      48.28
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============


                                    Mortgagors' FICO Scores for the Group 1 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
Range of FICO                  Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Credit Scores                    Loans       Outstanding      Outstanding      Rate       Score        Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
620 - 639................           34     $  17,902,527.29       7.95%         7.527%      628      $ 526,544.92      75.72%
640 - 659................           71        36,859,215.20      16.36          7.239       649        519,143.88      75.15
660 - 679................           55        29,694,851.72      13.18          7.335       669        539,906.39      76.82
680 - 699................           68        42,282,627.18      18.77          7.283       690        621,803.34      74.55
700 - 719................           48        29,396,808.18      13.05          7.154       709        612,433.50      74.61
720 - 739................           39        23,938,285.36      10.63          7.275       728        613,802.19      76.66
740 - 759................           33        18,059,604.57       8.02          7.134       749        547,260.74      78.36
760 - 779................           22        15,406,036.01       6.84          7.186       770        700,274.36      74.64
780 - 799................           15         8,247,601.42       3.66          6.949       789        549,840.09      76.34
800 - 819................            5         3,460,015.08       1.54          7.067       806        692,003.02      75.00
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 1 mortgage loans was approximately 698.

                                   Types of Mortgaged Properties for the Group 1 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Property Type                    Loans       Outstanding      Outstanding      Rate       Score        Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Single Family Residence..          267     $ 154,080,327.01      68.40%         7.220%      696      $ 577,079.88      75.31%
Planned Unit Development
(PUD)....................           77        44,476,280.83      19.75          7.314       700        577,614.04      77.13
Two-Family Residence.....           20        12,054,860.35       5.35          7.261       703        602,743.02      73.33
Low-rise Condominium.....           14         7,230,209.52       3.21          7.385       706        516,443.54      76.91
High-rise Condominium....            9         5,092,080.01       2.26          7.341       702        565,786.67      73.79
Townhouse................            2         1,356,000.00       0.60          7.214       726        678,000.00      85.04
Four-Family Residence....            1           957,814.29       0.43          7.625       694        957,814.29      80.00
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============


                                              Purposes of the Group 1 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal     Average      FICO         Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan Purpose                     Loans       Outstanding      Outstanding      Rate       Score        Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Purchase.................          157     $  84,925,066.79      37.70%         7.283%      702      $ 540,923.99      79.12%
Refinance (Cash Out).....          168       101,066,577.14      44.87          7.232       695        601,586.77      73.24
Refinance (Rate/Term)....           65        39,255,928.08      17.43          7.228       695        603,937.36      74.40
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============


                                        Occupancy Types for the Group 1 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Occupancy Type                   Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Investment...............           33     $  18,286,280.22       8.12%       7.489%       717       $ 554,129.70      75.42%
Owner Occupied...........          344       199,639,746.71      88.63        7.221        695         580,348.10      75.75
Second Home..............           13         7,321,545.08       3.25        7.445        713         563,195.78      73.68
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============

______________
(1) Based upon representations of the related mortgagors at the time of origination.


                                     Loan Documentation Types for the Group 1 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Type of Program                  Loans       Outstanding      Outstanding      Rate       Score         Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Full/Alternate...........           45     $  24,338,779.41      10.81%        7.112%       683      $ 540,861.76      78.67%
Stated Income............          212       123,522,271.42      54.84         7.238        696        582,652.22      76.27
No Ratio.................           72        41,799,330.91      18.56         7.313        702        580,546.26      75.03
No Income/No Asset.......           28        16,380,500.69       7.27         7.217        702        585,017.88      71.21
No Doc...................           33        19,206,689.58       8.53         7.402        713        582,020.90      73.03
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============

                                           Loan Ages for the Group 1 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance         Balance       Mortgage    Credit        Principal    Loan-to-Value
Loan Age (months)                Loans       Outstanding     Outstanding       Rate       Score         Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
0........................          186     $ 106,951,643.90      47.48%        7.169%      697       $ 575,008.84      75.99%
1........................          103        57,955,883.13      25.73         7.232       698         562,678.48      75.46
2........................           30        20,797,160.27       9.23         7.409       702         693,238.68      74.30
3........................           31        19,174,164.73       8.51         7.341       696         618,521.44      75.28
4........................           13         6,175,334.62       2.74         7.580       703         475,025.74      79.33
5........................           16         8,820,524.79       3.92         7.358       694         551,282.80      75.63
6........................            5         2,919,376.68       1.30         7.524       685         583,875.34      69.08
7........................            3         1,987,104.07       0.88         7.641       695         662,368.02      80.00
8........................            1           174,898.42       0.08         8.625       681         174,898.42      95.00
11.......................            1           119,459.75       0.05         7.375       647         119,459.75      47.25
21.......................            1           172,021.65       0.08         7.000       674         172,021.65      72.73
                              ------------ ----------------- -------------
Total:...................          390     $ 225,247,572.01     100.00%
                              ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average loan age of the group 1 mortgage loans was approximately one month.


                                      Prepayment Charge Terms of the Group 1 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Prepayment Charge               Mortgage       Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Term (months)                    Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
None.....................         390      $ 225,247,572.01     100.00%       7.250%       698       $ 577,557.88      75.66%
                              ------------ ----------------- -------------
Total:...................         390      $ 225,247,572.01     100.00%
                              ============ ================= =============


                                Interest Only Periods at Origination of the Group 1 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Interest Only Period            Mortgage       Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
(months)                         Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
0........................         140      $  83,346,105.58      37.00%        7.283%      697       $ 595,329.33       74.73%
120......................         250        141,901,466.43      63.00         7.231       698         567,605.87       76.20
                              ------------ ----------------- -------------
Total:...................         390      $ 225,247,572.01     100.00%
                              ============ ================= =============


                                       Origination Channels for the Group 1 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Origination Channel              Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Conduit..................         173      $ 105,870,198.08       47.00%       7.355%       700      $ 611,966.46       74.56%
Consumer Direct..........           2            668,021.65        0.30        6.907        725        334,010.83       78.13
Correspondent............          88         51,034,035.40       22.66        7.127        696        579,932.22       76.19
Mortgage Professionals...         127         67,675,316.88       30.04        7.183        696        532,876.51       76.95
                              ------------ ----------------- -------------
Total:...................         390      $ 225,247,572.01     100.00%
                              ============ ================= =============

                                  Loan Group 2


                                        Mortgage Rates for the Group 2 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Range of                        Mortgage       Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Mortgage Rates (%)               Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
5.500 - 5.999............           27     $  17,801,217.48       3.08%        5.848%      740       $ 659,304.35       70.55%
6.000 - 6.499............          357       236,708,705.61      40.99         6.292       738         663,049.60       71.77
6.500 - 6.999............          501       322,917,699.63      55.92         6.614       721         644,546.31       71.25
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============

______________
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans was approximately 6.459% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans net of the insurance premium charged by the lender was approximately 6.457% per annum.


                                  Current Principal Balances for the Group 2 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Range of Current Mortgage      Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Loan Principal Balances ($)      Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
  100,000.01 -  150,000.00.          2     $     283,656.04       0.05%        6.690%       653     $  141,828.02      79.99%
  150,000.01 -  200,000.00.          3           517,801.19       0.09         6.277        641        172,600.40      58.78
  200,000.01 -  250,000.00.          2           425,839.21       0.07         6.622        681        212,919.61      70.89
  250,000.01 -  300,000.00.          4         1,156,937.57       0.20         6.567        686        289,234.39      76.63
  300,000.01 -  350,000.00.          2           630,011.00       0.11         6.310        653        315,005.50      77.70
  350,000.01 -  400,000.00.          1           358,718.96       0.06         6.625        697        358,718.96      80.00
  400,000.01 -  450,000.00.         94        40,979,522.26       7.10         6.472        726        435,952.36      73.64
  450,000.01 -  500,000.00.        158        75,312,087.68      13.04         6.441        728        476,658.78      73.25
  500,000.01 -  550,000.00.        130        68,235,888.12      11.82         6.455        716        524,891.45      74.19
  550,000.01 -  600,000.00.         99        56,960,655.62       9.86         6.482        720        575,360.16      73.07
  600,000.01 -  650,000.00.         80        50,705,818.02       8.78         6.508        722        633,822.73      74.51
  650,000.01 -  700,000.00.         51        34,712,229.88       6.01         6.488        727        680,631.96      72.39
  700,000.01 -  750,000.00.         55        39,969,964.10       6.92         6.419        735        726,726.62      70.39
  750,000.01 -  800,000.00.         32        25,072,782.46       4.34         6.470        733        783,524.45      69.89
  800,000.01 -  850,000.00.         28        23,076,477.53       4.00         6.509        733        824,159.91      68.94
  850,000.01 -  900,000.00.         26        22,831,926.01       3.95         6.510        724        878,151.00      68.76
  900,000.01 -  950,000.00.         22        20,501,488.21       3.55         6.461        730        931,885.83      67.52
  950,000.01 -1,000,000.00.         38        37,630,172.49       6.52         6.400        739        990,267.70      67.07
1,000,000.01 -1,250,000.00.         30        34,281,577.83       5.94         6.372        726      1,142,719.26      69.83
1,250,000.01 -1,500,000.00.         21        29,577,276.58       5.12         6.417        754      1,408,441.74      67.32
1,500,000.01 -1,750,000.00.          2         3,125,782.05       0.54         6.686        750      1,562,891.03      73.72
1,750,000.01 -2,000,000.00.          3         5,833,109.91       1.01         6.543        750      1,944,369.97      64.81
2,250,000.01 -2,500,000.00.          1         2,447,900.00       0.42         6.625        744      2,447,900.00      70.00
2,750,000.01 -3,000,000.00.          1         2,800,000.00       0.48         6.375        807      2,800,000.00      54.90
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============

______________
(1) As of the Cut-off Date, the average principal balance of the group 2 mortgage loans was approximately $652,460.59.

                                 Original Loan-to-Value Ratios for the Group 2 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Range of Original              Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Loan-to-Value Ratios (%)         Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
15.01 - 20.00..........              1     $     740,800.00       0.13%        5.625%       729       $740,800.00      15.20%
20.01 - 25.00..........              2         1,095,738.33       0.19         6.693        739        547,869.17      23.31
25.01 - 30.00..........              4         2,622,058.18       0.45         6.480        774        655,514.55      27.54
30.01 - 35.00..........              3         1,876,462.88       0.32         6.427        693        625,487.63      32.18
35.01 - 40.00..........             10         6,680,834.22       1.16         6.447        725        668,083.42      37.99
40.01 - 45.00..........              8         5,712,000.00       0.99         6.434        760        714,000.00      42.48
45.01 - 50.00..........             14        11,907,898.82       2.06         6.442        713        850,564.20      47.79
50.01 - 55.00..........             26        21,447,657.25       3.71         6.424        737        824,909.89      53.14
55.01 - 60.00..........             50        33,463,080.71       5.80         6.483        728        669,261.61      58.27
60.01 - 65.00..........             85        59,569,722.48      10.32         6.465        720        700,820.26      63.67
65.01 - 70.00..........             85        61,145,463.68      10.59         6.467        712        719,358.40      68.62
70.01 - 75.00..........            139       104,111,334.28      18.03         6.442        737        749,002.40      73.82
75.01 - 80.00..........            445       260,626,219.81      45.14         6.465        730        585,676.90      79.41
80.01 - 85.00..........              6         2,873,043.02       0.50         6.333        738        478,840.50      83.26
85.01 - 90.00..........              7         3,555,309.06       0.62         6.553        718        507,901.29      89.31
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 71.44%.


                                 Original Terms to Stated Maturity for the Group 2 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Original Term to Stated        Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Maturity (months)                Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
240....................              1     $     438,200.76       0.08%       6.500%       738        $438,200.76      77.88%
360....................            884       576,989,421.96      99.92        6.459        728         652,702.97      71.44
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============


                              Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Remaining Term to Stated       Mortgage        Balance         Balance      Mortgage     Credit        Principal    Loan-to-Value
Maturity (months)                Loans       Outstanding     Outstanding       Rate       Score         Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
238....................              1     $     438,200.76       0.08%       6.500%       738        $438,200.76      77.88%
338....................              1           217,200.11       0.04        6.500        720         217,200.11      62.35
341....................              1           278,533.00       0.05        6.500        649         278,533.00      64.39
352....................              2         1,820,592.21       0.32        6.569        737         910,296.11      66.85
353....................              1           445,186.95       0.08        6.625        809         445,186.95      80.00
354....................              1           408,000.00       0.07        6.500        691         408,000.00      76.98
355....................             16         8,987,374.42       1.56        6.563        701         561,710.90      70.58
356....................             23        12,692,614.58       2.20        6.523        710         551,852.81      72.35
357....................             98        57,386,888.49       9.94        6.475        728         585,580.49      73.89
358....................            157        96,602,794.25      16.73        6.393        733         615,304.42      74.26
359....................            208       129,829,564.47      22.48        6.411        729         624,180.60      71.51
360....................            376       268,320,673.48      46.47        6.494        728         713,618.81      69.87
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 359 months.

                        Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
State                            Loans       Outstanding      Outstanding      Rate       Score         Balance         Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Alabama................              1     $     698,000.00       0.12%       6.625%       745      $  698,000.00       53.69%
Arizona................             18        11,382,096.93       1.97        6.517        723         632,338.72       72.00
Arkansas...............              1           135,472.51       0.02        6.625        689         135,472.51       80.00
California.............            530       347,084,925.42      60.11        6.461        731         654,877.22       71.40
Colorado...............             17        10,666,624.29       1.85        6.405        726         627,448.49       72.31
Connecticut............              8         6,038,576.33       1.05        6.473        762         754,822.04       73.01
Delaware...............              3         1,840,082.01       0.32        6.468        719         613,360.67       62.18
District of Columbia...              4         2,195,068.32       0.38        6.334        736         548,767.08       76.78
Florida................             37        24,905,867.91       4.31        6.454        724         673,131.57       67.49
Georgia................             10         6,129,051.69       1.06        6.381        730         612,905.17       76.61
Hawaii.................              3         2,401,480.57       0.42        6.272        695         800,493.52       67.72
Idaho..................              3         1,971,564.35       0.34        6.349        713         657,188.12       67.78
Illinois...............             14        11,205,627.18       1.94        6.477        699         800,401.94       70.82
Indiana................              1           688,000.00       0.12        6.250        761         688,000.00       80.00
Kentucky...............              1           903,319.11       0.16        6.375        784         903,319.11       69.62
Louisiana..............              1           431,348.93       0.07        6.625        655         431,348.93       86.50
Maine..................              1           482,742.83       0.08        6.750        725         482,742.83       80.00
Maryland...............             25        14,958,921.40       2.59        6.476        714         598,356.86       74.70
Massachusetts..........             20        14,850,020.48       2.57        6.442        740         742,501.02       72.53
Michigan...............              3         1,538,824.53       0.27        6.497        732         512,941.51       69.25
Minnesota..............              2         1,130,835.45       0.20        6.469        765         565,417.73       77.08
Mississippi............              1           630,000.00       0.11        6.375        673         630,000.00       75.90
Missouri...............              5         3,367,258.97       0.58        6.511        714         673,451.79       76.43
Montana................              1         1,000,000.00       0.17        6.500        773       1,000,000.00       28.57
Nevada.................             17        10,266,939.08       1.78        6.407        723         603,937.59       75.07
New Hampshire..........              3         2,128,979.96       0.37        6.456        706         709,659.99       77.25
New Jersey.............             23        14,804,937.14       2.56        6.484        710         643,692.92       71.80
New York...............             56        34,212,344.12       5.92        6.518        718         610,934.72       68.80
North Carolina.........              7         3,798,064.45       0.66        6.477        731         542,580.64       73.41
Ohio...................              1         1,090,000.00       0.19        6.125        770       1,090,000.00       79.85
Oklahoma...............              1           945,762.67       0.16        6.625        639         945,762.67       59.38
Oregon.................             11         6,445,387.32       1.12        6.474        709         585,944.30       69.36
Pennsylvania...........              3         2,446,589.32       0.42        6.191        763         815,529.77       73.43
South Carolina.........              1           541,262.88       0.09        6.375        658         541,262.88       31.88
Texas..................              9         6,825,002.62       1.18        6.389        740         758,333.62       72.96
Utah...................              1           709,326.33       0.12        6.250        748         709,326.33       74.74
Vermont................              1           540,000.00       0.09        6.750        635         540,000.00       68.18
Virginia...............             22        11,873,319.91       2.06        6.362        744         539,696.36       75.12
Washington.............             17        12,728,310.76       2.20        6.544        738         748,724.16       74.64
Wisconsin..............              2         1,435,686.95       0.25        6.021        775         717,843.48       73.10
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============

                                    Mortgagors' FICO Scores for the Group 2 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Range of FICO                  Mortgage        Balance         Balance       Mortgage    Credit        Principal    Loan-to-Value
Credit Scores                    Loans       Outstanding     Outstanding       Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
620 - 639..............             36     $  21,465,257.10       3.72%        6.517%       631       $596,257.14       68.63%
640 - 659..............             60        34,157,206.82       5.92         6.560        650        569,286.78       68.83
660 - 679..............             73        44,495,111.85       7.71         6.490        670        609,522.08       71.81
680 - 699..............            114        71,645,949.39      12.41         6.472        689        628,473.24       71.03
700 - 719..............            105        69,836,493.50      12.09         6.459        710        665,109.46       71.50
720 - 739..............            127        80,475,387.77      13.94         6.478        729        633,664.47       72.60
740 - 759..............            113        75,055,142.49      13.00         6.459        750        664,204.80       71.97
760 - 779..............            122        86,423,533.30      14.97         6.406        769        708,389.62       73.38
780 - 799..............             86        60,134,878.90      10.41         6.423        788        699,242.78       71.40
800 - 819..............             48        33,288,661.60       5.76         6.397        806        693,513.78       67.47
820 - 839..............              1           450,000.00       0.08         6.625        823        450,000.00       54.55
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 2 mortgage loans was approximately 728.


                                   Types of Mortgaged Properties for the Group 2 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Property Type                    Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Four-Family Residence..              2     $   1,815,000.00       0.31%       6.437%       720        $907,500.00       48.56%
High-rise Condominium..              5         3,337,418.64       0.58        6.630        734         667,483.73       57.32
Low-rise Condominium...             32        19,308,284.46       3.34        6.520        734         603,383.89       71.24
Planned Unit Development
(PUD)..................            165       103,561,555.26      17.93        6.400        731         627,645.79       73.49
Single Family Residence            640       420,365,482.30      72.80        6.463        727         656,821.07       71.22
Three-Family Residence.             11         8,407,250.00       1.46        6.510        735         764,295.45       65.55
Townhouse..............              6         3,018,693.95       0.52        6.686        734         503,115.66       65.56
Two-Family Residence...             24        17,613,938.11       3.05        6.534        729         733,914.09       73.69
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============


                                              Purposes of the Group 2 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance         Balance       Mortgage    Credit        Principal    Loan-to-Value
Loan Purpose                     Loans       Outstanding     Outstanding       Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Purchase...............            255     $ 168,692,737.63     29.21%        6.441%       744       $661,540.15       76.32%
Refinance (Cash Out)...            443       284,614,978.27     49.29         6.462        719        642,471.73       68.08
Refinance (Rate/Term)..            187       124,119,906.82     21.50         6.475        728        663,742.82       72.52
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72    100.00%
                              ============ ================= =============

                                        Occupancy Types for the Group 2 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance         Balance       Mortgage    Credit        Principal    Loan-to-Value
Occupancy Type                   Loans       Outstanding     Outstanding       Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Investment.............             47     $  29,986,432.06       5.19%       6.483%       741       $638,009.19       62.11%
Owner Occupied.........            797       520,972,510.14      90.22        6.456        727        653,666.89       72.10
Second Home............             41        26,468,680.52       4.58        6.483        742        645,577.57       69.15
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============

______________
(1) Based upon representations of the related mortgagors at the time of origination.


                                     Loan Documentation Types for the Group 2 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance         Balance       Mortgage    Credit        Principal    Loan-to-Value
Type of Program                  Loans       Outstanding     Outstanding       Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Full/Alternate.........            290     $ 194,820,433.94      33.74%       6.396%       736        $671,794.60      74.61%
FastForward............              1           608,000.00       0.11        6.750        801         608,000.00      80.00
Stated Income..........            380       246,640,771.51      42.71        6.487        724         649,054.66      72.51
No Ratio...............             96        64,578,667.54      11.18        6.542        717         672,694.45      68.77
No Income/No Asset.....             59        34,578,781.96       5.99        6.438        733         586,081.05      67.32
No Doc.................             59        36,200,967.77       6.27        6.467        727         613,575.72      55.64
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============


                                           Loan Ages for the Group 2 Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance         Balance       Mortgage    Credit        Principal    Loan-to-Value
Loan Age (months)                Loans       Outstanding     Outstanding       Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
0........................          376     $ 268,320,673.48      46.47%       6.494%        728       $713,618.81       69.87%
1........................          208       129,829,564.47      22.48        6.411         729        624,180.60       71.51
2........................          158        97,040,995.01      16.81        6.394         733        614,183.51       74.28
3........................           98        57,386,888.49       9.94        6.475         728        585,580.49       73.89
4........................           23        12,692,614.58       2.20        6.523         710        551,852.81       72.35
5........................           16         8,987,374.42       1.56        6.563         701        561,710.90       70.58
6........................            1           408,000.00       0.07        6.500         691        408,000.00       76.98
7........................            1           445,186.95       0.08        6.625         809        445,186.95       80.00
8........................            2         1,820,592.21       0.32        6.569         737        910,296.11       66.85
19.......................            1           278,533.00       0.05        6.500         649        278,533.00       64.39
22.......................            1           217,200.11       0.04        6.500         720        217,200.11       62.35
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average loan age of the group 2 mortgage loans was approximately one month.

                                 Prepayment Charge Terms and Types of the Group 2 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Prepayment Charge              Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Term and Type (months)           Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
None...................            876     $ 575,220,256.23      99.62%        6.459%       728      $656,644.13       71.43%
24-Hard................              2           444,183.53       0.08         6.750        670       222,091.77       80.00
36-Hard................              7         1,763,182.96       0.31         6.418        691       251,883.28       72.51
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============


                                Interest Only Periods at Origination of the Group 2 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
Interest Only Period           Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
(months)                         Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
0........................          407     $ 261,888,173.77      45.35%       6.441%       727       $643,459.89       70.60%
120......................          478       315,539,448.95      54.65        6.473        730        660,124.37       72.14
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============


                                       Origination Channels for the Group 2 Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal        Principal      Average     FICO          Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Origination Channel              Loans       Outstanding      Outstanding      Rate       Score         Balance        Ratio
----------------------------  ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Conduit..................          445     $ 271,031,899.98      46.94%       6.413%       730       $609,060.45       72.98%
Consumer Direct..........            4         1,870,556.58       0.32        6.630        703        467,639.15       75.41
Correspondent............          171       125,078,483.46      21.66        6.505        730        731,453.12       70.47
Mortgage Professionals...          265       179,446,682.70      31.08        6.493        726        677,157.29       69.75
                              ------------ ----------------- -------------
Total:...................          885     $ 577,427,622.72     100.00%
                              ============ ================= =============

                                                     Aggregate Mortgage Loans


                                            Mortgage Rates for the Mortgage Loans (1)

                                                             Percent of                Weighted
                                              Aggregate       Aggregate     Weighted    Average        Average       Weighted
                               Number of      Principal       Principal      Average     FICO          Current        Average
Range of                      Mortgage         Balance         Balance      Mortgage    Credit       Principal    Loan-to-Value
Mortgage Rates (%)              Loans        Outstanding     Outstanding      Rate       Score        Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
5.500 - 5.999............          27     $  17,801,217.48        2.22%        5.848%      740      $ 659,304.35      70.55%
6.000 - 6.499............         357       236,708,705.61       29.49         6.292       738        663,049.60      71.77
6.500 - 6.999............         645       412,821,845.31       51.43         6.671       718        640,033.87      71.93
7.000 - 7.499............         134        73,273,459.47        9.13         7.177       692        546,816.86      75.28
7.500 - 7.999............          74        42,461,637.62        5.29         7.671       698        573,805.91      77.40
8.000 - 8.499............          25        12,994,931.99        1.62         8.135       671        519,797.28      79.29
8.500 - 8.999............          11         5,505,843.01        0.69         8.671       660        500,531.18      78.74
9.000 - 9.499............           2         1,107,554.24        0.14         9.027       732        553,777.12      79.14
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

______________
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.681% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.676% per annum.


                                      Current Principal Balances for the Mortgage Loans (1)

                                                             Percent of                Weighted
                                              Aggregate       Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal       Principal      Average     FICO         Current        Average
Range of Current Mortgage     Mortgage         Balance         Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan Principal Balances ($)     Loans        Outstanding     Outstanding      Rate       Score        Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
   50,000.01 -   100,000.00.        1     $      82,879.48        0.01%        8.645%      620     $   82,879.48      90.00%
  100,000.01 -   150,000.00.        5           671,315.79        0.08         7.232       646        134,263.16      75.11
  150,000.01 -   200,000.00.        7         1,194,625.32        0.15         7.103       651        170,660.76      71.95
  200,000.01 -   250,000.00.        2           425,839.21        0.05         6.622       681        212,919.61      70.89
  250,000.01 -   300,000.00.        5         1,444,937.57        0.18         6.928       677        288,987.51      79.30
  300,000.01 -   350,000.00.        2           630,011.00        0.08         6.310       653        315,005.50      77.70
  350,000.01 -   400,000.00.        1           358,718.96        0.04         6.625       697        358,718.96      80.00
  400,000.01 -   450,000.00.      152        66,270,304.17        8.26         6.797       710        435,988.84      75.09
  450,000.01 -   500,000.00.      248       118,195,209.10       14.73         6.758       712        476,593.59      75.00
  500,000.01 -   550,000.00.      184        96,360,663.31       12.00         6.661       712        523,699.26      75.01
  550,000.01 -   600,000.00.      161        92,694,025.40       11.55         6.755       715        575,739.29      74.51
  600,000.01 -   650,000.00.      117        74,053,847.74        9.23         6.781       714        632,938.87      75.04
  650,000.01 -   700,000.00.       68        46,321,995.92        5.77         6.687       721        681,205.82      73.55
  700,000.01 -   750,000.00.       70        50,918,416.94        6.34         6.655       727        727,405.96      70.19
  750,000.01 -   800,000.00.       41        32,105,817.70        4.00         6.595       729        783,068.72      71.41
  800,000.01 -   850,000.00.       34        28,077,662.85        3.50         6.630       731        825,813.61      69.06
  850,000.01 -   900,000.00.       33        29,066,336.29        3.62         6.608       718        880,798.07      69.26
  900,000.01 -   950,000.00.       29        26,988,773.30        3.36         6.582       727        930,647.36      69.86
  950,000.01 - 1,000,000.00.       51        50,422,995.91        6.28         6.622       729        988,686.19      67.88
1,000,000.01 - 1,250,000.00.       33        37,599,277.83        4.68         6.427       719      1,139,372.06      69.48
1,250,000.01 - 1,500,000.00.       23        32,334,748.98        4.03         6.481       755      1,405,858.65      67.42
1,500,000.01 - 1,750,000.00.        2         3,125,782.05        0.39         6.686       750      1,562,891.03      73.72
1,750,000.01 - 2,000,000.00.        3         5,833,109.91        0.73         6.543       750      1,944,369.97      64.81
2,000,000.01 - 2,250,000.00.        1         2,250,000.00        0.28         6.875       716      2,250,000.00      60.00
2,250,000.01 - 2,500,000.00.        1         2,447,900.00        0.30         6.625       744      2,447,900.00      70.00
2,750,000.01 - 3,000,000.00.        1         2,800,000.00        0.35         6.375       807      2,800,000.00      54.90
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

______________
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $629,549.17.

                                     Original Loan-to-Value Ratios for the Mortgage Loans (1)

                                                             Percent of                Weighted
                                              Aggregate       Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal       Principal      Average     FICO         Current        Average
Range of Original             Mortgage         Balance         Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan-to-Value Ratios (%)        Loans        Outstanding     Outstanding      Rate       Score        Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
15.01 - 20.00............           1     $     740,800.00        0.09%       5.625%       729      $ 740,800.00      15.20%
20.01 - 25.00............           3         1,697,018.90        0.21        6.891        724        565,672.97      22.67
25.01 - 30.00............           4         2,622,058.18        0.33        6.480        774        655,514.55      27.54
30.01 - 35.00............           3         1,876,462.88        0.23        6.427        693        625,487.63      32.18
35.01 - 40.00............          10         6,680,834.22        0.83        6.447        725        668,083.42      37.99
40.01 - 45.00............          10         7,172,000.00        0.89        6.532        736        717,200.00      42.40
45.01 - 50.00............          17        13,395,270.99        1.67        6.503        706        787,957.12      47.86
50.01 - 55.00............          30        23,959,122.91        2.98        6.518        734        798,637.43      53.03
55.01 - 60.00............          56        39,358,580.71        4.90        6.550        725        702,831.80      58.40
60.01 - 65.00............         104        72,531,182.82        9.04        6.555        715        697,415.22      63.70
65.01 - 70.00............         119        84,743,523.27       10.56        6.649        711        712,130.45      68.71
70.01 - 75.00............         193       135,570,776.48       16.89        6.640        728        702,439.26      73.87
75.01 - 80.00............         697       399,630,451.69       49.79        6.753        719        573,357.89      79.50
80.01 - 85.00............          10         4,667,364.21        0.58        6.700        722        466,736.42      83.72
85.01 - 90.00............          14         6,511,728.15        0.81        7.075        702        465,123.44      89.27
90.01 - 95.00............           4         1,518,019.32        0.19        7.593        675        379,504.83      94.95
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 72.62%.


                                     Original Terms To Stated Maturity for the Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
Original Term to Stated       Mortgage         Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Maturity (months)               Loans        Outstanding      Outstanding      Rate       Score       Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
240......................           1     $     438,200.76        0.05%       6.500%       738      $ 438,200.76      77.88%
360......................       1,274       802,236,993.97       99.95        6.681        720        629,699.37      72.62
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

                                  Remaining Terms to Stated Maturity for the Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
Remaining Term to             Mortgage         Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Stated Maturity (months)        Loans        Outstanding      Outstanding      Rate       Score        Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
238......................           1     $     438,200.76        0.05%        6.500%      738       $ 438,200.76      77.88%
338......................           1           217,200.11        0.03         6.500       720         217,200.11      62.35
339......................           1           172,021.65        0.02         7.000       674         172,021.65      72.73
341......................           1           278,533.00        0.03         6.500       649         278,533.00      64.39
349......................           1           119,459.75        0.01         7.375       647         119,459.75      47.25
352......................           3         1,995,490.63        0.25         6.749       732         665,163.54      69.32
353......................           4         2,432,291.02        0.30         7.455       716         608,072.76      80.00
354......................           6         3,327,376.68        0.41         7.399       686         554,562.78      70.05
355......................          32        17,807,899.21        2.22         6.957       698         556,496.85      73.08
356......................          36        18,867,949.20        2.35         6.869       708         524,109.70      74.63
357......................         129        76,561,053.22        9.54         6.692       720         593,496.54      74.24
358......................         187       117,399,954.52       14.63         6.573       728         627,807.24      74.27
359......................         311       187,785,447.60       23.39         6.664       719         603,811.73      72.73
360......................         562       375,272,317.38       46.75         6.686       719         667,744.34      71.61
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.

                            Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
State                           Loans        Outstanding      Outstanding      Rate       Score        Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Alabama..................           1     $     698,000.00        0.09%        6.625%      745     $  698,000.00      53.69%
Arizona..................          31        19,353,696.43        2.41         6.793       712        624,312.79      73.32
Arkansas.................           1           135,472.51        0.02         6.625       689        135,472.51      80.00
California...............         688       436,327,083.37       54.36         6.594       725        634,196.34      72.34
Colorado.................          25        15,848,523.87        1.97         6.677       716        633,940.95      73.39
Connecticut..............          12         8,993,476.33        1.12         6.802       731        749,456.36      69.82
Delaware.................           3         1,840,082.01        0.23         6.468       719        613,360.67      62.18
District of Columbia.....           4         2,195,068.32        0.27         6.334       736        548,767.08      76.78
Florida..................          74        48,663,879.02        6.06         6.880       713        657,619.99      71.39
Georgia..................          15         8,885,263.59        1.11         6.709       711        592,350.91      77.71
Hawaii...................           5         3,536,230.57        0.44         6.568       693        707,246.11      70.95
Idaho....................           6         3,398,564.35        0.42         6.846       708        566,427.39      72.61
Illinois.................          27        19,863,887.80        2.47         6.962       702        735,699.55      72.41
Indiana..................           1           688,000.00        0.09         6.250       761        688,000.00      80.00
Kansas...................           1           480,000.00        0.06         8.250       632        480,000.00      80.00
Kentucky.................           1           903,319.11        0.11         6.375       784        903,319.11      69.62
Louisiana................           2           912,848.93        0.11         7.218       653        456,424.47      88.35
Maine....................           1           482,742.83        0.06         6.750       725        482,742.83      80.00
Maryland.................          35        20,594,628.40        2.57         6.796       704        588,417.95      76.13
Massachusetts............          34        23,577,958.00        2.94         6.788       723        693,469.35      72.09
Michigan.................           8         4,203,116.39        0.52         6.986       703        525,389.55      75.44
Minnesota................           2         1,130,835.45        0.14         6.469       765        565,417.73      77.08
Mississippi..............           1           630,000.00        0.08         6.375       673        630,000.00      75.90
Missouri.................           6         4,265,171.39        0.53         6.614       700        710,861.90      70.58
Montana..................           1         1,000,000.00        0.12         6.500       773      1,000,000.00      28.57
Nevada...................          23        13,279,689.08        1.65         6.630       719        577,377.79      75.11
New Hampshire............           7         4,153,795.41        0.52         6.779       702        593,399.34      74.33
New Jersey...............          42        25,231,266.66        3.14         6.836       703        600,744.44      73.85
New Mexico...............           3         1,464,317.45        0.18         7.277       680        488,105.82      72.71
New York.................          98        58,780,222.27        7.32         6.815       709        599,798.19      72.00
North Carolina...........           8         4,644,452.82        0.58         6.550       727        580,556.60      71.80
North Dakota.............           1           142,400.00        0.02         7.625       635        142,400.00      80.00
Ohio.....................           3         1,706,000.00        0.21         6.576       737        568,666.67      79.90
Oklahoma.................           1           945,762.67        0.12         6.625       639        945,762.67      59.38
Oregon...................          12         6,954,987.32        0.87         6.522       713        579,582.28      70.14
Pennsylvania.............           4         3,016,589.32        0.38         6.320       740        754,147.33      75.81
Rhode Island.............           1           119,459.75        0.01         7.375       647        119,459.75      47.25
South Carolina...........           2         1,141,262.88        0.14         6.966       701        570,631.44      57.18
Tennessee................           2         1,905,000.00        0.24         7.466       639        952,500.00      72.72
Texas....................          20        12,365,586.84        1.54         6.868       723        618,279.34      75.84
Utah.....................           1           709,326.33        0.09         6.250       748        709,326.33      74.74
Vermont..................           2         1,147,159.43        0.14         7.875       649        573,579.72      71.79
Virginia.................          32        16,631,171.93        2.07         6.579       734        519,724.12      76.03
Washington...............          23        17,006,024.32        2.12         6.766       724        739,392.36      75.40
West Virginia............           1           177,904.06        0.02         7.875       643        177,904.06      80.00
Wisconsin................           2         1,435,686.95        0.18         6.021       775        717,843.48      73.10
Wyoming..................           2         1,109,280.57        0.14         7.136       735        554,640.29      48.28
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

                                        Mortgagors' FICO Scores for the Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
Range of FICO                  Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Credit Scores                    Loans       Outstanding      Outstanding      Rate       Score        Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
620 - 639................          70     $  39,367,784.39        4.90%        6.976%      629      $ 562,396.92      71.86%
640 - 659................         131        71,016,422.02        8.85         6.913       650        542,110.09      72.11
660 - 679................         128        74,189,963.57        9.24         6.828       670        579,609.09      73.81
680 - 699................         182       113,928,576.57       14.19         6.773       689        625,981.19      72.34
700 - 719................         153        99,233,301.68       12.36         6.665       710        648,583.67      72.42
720 - 739................         166       104,413,673.13       13.01         6.661       729        628,998.03      73.53
740 - 759................         146        93,114,747.06       11.60         6.589       750        637,772.24      73.21
760 - 779................         144       101,829,569.31       12.69         6.524       769        707,149.79      73.57
780 - 799................         101        68,382,480.32        8.52         6.486       788        677,054.26      72.00
800 - 819................          53        36,748,676.68        4.58         6.460       806        693,371.26      68.18
820 - 839................           1           450,000.00        0.06         6.625       823        450,000.00      54.55
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 720.


                                       Types of Mortgaged Properties for the Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Property Type                    Loans       Outstanding      Outstanding      Rate      Score         Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Four-Family Residence....           3     $   2,772,814.29        0.35%        6.847%      711      $ 924,271.43      59.42%
High-rise Condominium....          14         8,429,498.65        1.05         7.059       715        602,107.05      67.27
Low-rise Condominium.....          46        26,538,493.98        3.31         6.756       726        576,923.78      72.78
Planned Unit Development
(PUD)....................         242       148,037,836.09       18.44         6.675       722        611,726.60      74.59
Single Family Residence..         907       574,445,809.31       71.57         6.666       719        633,347.09      72.32
Three-Family Residence...          11         8,407,250.00        1.05         6.510       735        764,295.45      65.55
Townhouse................           8         4,374,693.95        0.55         6.849       732        546,836.74      71.60
Two-Family Residence.....          44        29,668,798.46        3.70         6.829       718        674,290.87      73.54
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============


                                                  Purposes of the Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan Purpose                     Loans       Outstanding      Outstanding      Rate       Score        Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Purchase...............           412     $ 253,617,804.42       31.60%        6.723%      730      $ 615,577.20      77.26%
Refinance (Cash Out)...           611       385,681,555.41       48.05         6.663       713        631,230.04      69.43
Refinance (Rate/Term)..           252       163,375,834.90       20.35         6.656       720        648,316.81      72.97
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

                                            Occupancy Types for the Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Occupancy Type                  Loans        Outstanding      Outstanding      Rate       Score        Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Investment.............            80     $  48,272,712.28        6.01%        6.864%      732      $ 603,408.90      67.15%
Owner Occupied...........       1,141       720,612,256.85       89.78         6.668       718        631,562.01      73.11
Second Home............            54        33,790,225.60        4.21         6.691       736        625,744.92      70.13
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

______________
(1) Based upon representations of the related mortgagors at the time of origination.


                                         Loan Documentation Types for the Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Type of Program                 Loans        Outstanding      Outstanding      Rate       Score        Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Full/Alternate...........         335     $ 219,159,213.35       27.30%        6.476%      730      $ 654,206.61      75.06%
FastForward..............           1           608,000.00        0.08         6.750       801        608,000.00      80.00
Stated Income............         592       370,163,042.93       46.12         6.737       715        625,275.41      73.77
No Ratio.................         168       106,377,998.45       13.25         6.845       711        633,202.37      71.23
No Income/No Asset.......          87        50,959,282.65        6.35         6.688       723        585,738.88      68.57
No Doc...................          92        55,407,657.35        6.90         6.791       722        602,257.15      61.67
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============


                                               Loan Ages for the Mortgage Loans (1)

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan Age (months)               Loans        Outstanding      Outstanding      Rate       Score        Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
0........................         562     $ 375,272,317.38       46.75%        6.686%      719      $ 667,744.34      71.61%
1........................         311       187,785,447.60       23.39         6.664       719        603,811.73      72.73
2........................         188       117,838,155.28       14.68         6.573       728        626,798.70      74.28
3........................         129        76,561,053.22        9.54         6.692       720        593,496.54      74.24
4........................          36        18,867,949.20        2.35         6.869       708        524,109.70      74.63
5........................          32        17,807,899.21        2.22         6.957       698        556,496.85      73.08
6........................           6         3,327,376.68        0.41         7.399       686        554,562.78      70.05
7........................           4         2,432,291.02        0.30         7.455       716        608,072.76      80.00
8........................           3         1,995,490.63        0.25         6.749       732        665,163.54      69.32
11.......................           1           119,459.75        0.01         7.375       647        119,459.75      47.25
19.......................           1           278,533.00        0.03         6.500       649        278,533.00      64.39
21.......................           1           172,021.65        0.02         7.000       674        172,021.65      72.73
22.......................           1           217,200.11        0.03         6.500       720        217,200.11      62.35
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

______________
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately one month.

                                     Prepayment Charge Terms and Types of the Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
Prepayment Charge              Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Term and Type (months)           Loans       Outstanding      Outstanding      Rate      Score         Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
None.....................       1,266     $ 800,467,828.24       99.72%        6.681%      720      $ 632,281.06      72.62%
24-Hard..................           2           444,183.53        0.06         6.750       670        222,091.77      80.00
36-Hard..................           7         1,763,182.96        0.22         6.418       691        251,883.28      72.51
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============


                                    Interest Only Periods at Origination of the Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
Interest Only Period          Mortgage         Balance          Balance     Mortgage    Credit        Principal    Loan-to-Value
(months)                        Loans        Outstanding      Outstanding      Rate       Score        Balance        Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
0........................         547     $ 345,234,279.35       43.01%        6.644%      719      $ 631,141.28       71.60%
120......................         728       457,440,915.38       56.99         6.709       720        628,352.91       73.40
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============


                                           Origination Channels for the Mortgage Loans

                                                              Percent of                Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Weighted
                               Number of      Principal        Principal      Average     FICO         Current        Average
                               Mortgage        Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Origination Channel             Loans        Outstanding      Outstanding      Rate      Score         Balance         Ratio
---------------------------- ------------ ----------------- ------------- ----------- ------------ -------------- --------------
Conduit..................         618     $ 376,902,098.06       46.96%        6.678%      721      $ 609,873.95       73.43%
Consumer Direct..........           6         2,538,578.23        0.32         6.703       709        423,096.37       76.13
Correspondent............         259       176,112,518.86       21.94         6.685       720        679,971.12       72.13
Mortgage Professionals...         392       247,121,999.58       30.79         6.682       718        630,413.26       71.72
                             ------------ ----------------- -------------
Total:.................         1,275     $ 802,675,194.73      100.00%
                             ============ ================= =============

                         Description of the Certificates


General

     The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2007-E will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class PO, Class A-X, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class P Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances and initial Notional Amounts may vary in the aggregate by plus or minus 5%.

     When describing the certificates in this free writing prospectus, we use the following terms:

         Designation                         Classes of Certificates
----------------------------- --------------------------------------------------
     Senior Certificates             Class 1-A-1, Class 1-A-2, Class 1-A-3,
                                     Class 1-A-4, Class 1-A-5, Class 1-A-6,
                                     Class 1-A-7, Class 2-A-1, Class 2-A-2,
                                     Class 2-A-3, Class 2-A-4, Class 2-A-5,
                                     Class 2-A-6, Class PO, Class A-X and
                                               Class A-R Certificates

 Group 1 Senior Certificates         Class 1-A-1, Class 1-A-2, Class 1-A-3,
                                     Class 1-A-4, Class 1-A-5, Class 1-A-6,
                                   Class 1-A-7 and Class A-R Certificates and
                                      Class PO-1 and Class A-X-1 Components

 Group 2 Senior Certificates         Class 2-A-1, Class 2-A-2, Class 2-A-3,
                              Class 2-A-4, Class 2-A-5, Class 2-A-6 Certificates
                                     and Class PO-2 and Class A-X-2 Components

  Subordinated Certificates             Class B-1, Class B-2, Class B-3,
                                 Class B-4, Class B-5 and Class B-6 Certificates

     LIBOR Certificates              Class 1-A-1, Class 1-A-2, Class 1-A-3,
                                   Class 1-A-4, Class 1-A-5, Class 1-A-6 and
                                            Class 1-A-7 Certificates

       Notional Amount                 Class 1-A-4, Class 1-A-5 and
        Certificates                         Class A-X Certificates

  Super Senior Certificates          Class 1-A-2, Class 1-A-3, Class 1-A-6,
                                   Class 2-A-3 and Class 2-A-5 Certificates

    Support Certificates            Class 1-A-1 and Class 2-A-6 Certificates

    Private Certificates               Class B-4, Class B-5, Class B-6 and
                                              Class P Certificates

     The certificates are generally referred to as the following types:

               Class                                                  Type
 -----------------------------------  ------------------------------------------------------------------
      Class 1-A-1 Certificates:                  Senior / Support / Floating Pass-Through Rate

      Class 1-A-2 Certificates:                Senior / Super Senior / Floating Pass-Through Rate

      Class 1-A-3 Certificates:                Senior / Super Senior / Floating Pass-Through Rate

      Class 1-A-4 Certificates:         Senior / Inverse Floating Pass-Through Rate / Notional Amount /
                                                                 Interest Only

      Class 1-A-5 Certificates:         Senior / Inverse Floating Pass-Through Rate / Notional Amount /
                                                                 Interest Only

      Class 1-A-6 Certificates:                Senior / Super Senior / Floating Pass-Through Rate

      Class 1-A-7 Certificates:                       Senior / Floating Pass-Through Rate

      Class 2-A-1 Certificates:                         Senior / Fixed Pass-Through Rate

      Class 2-A-2 Certificates:                         Senior / Fixed Pass-Through Rate

      Class 2-A-3 Certificates:                 Senior / Super Senior / Fixed Pass-Through Rate

      Class 2-A-4 Certificates:                         Senior / Fixed Pass-Through Rate

      Class 2-A-5 Certificates:              Senior / NAS / Super Senior / Fixed Pass-Through Rate

      Class 2-A-6 Certificates:                 Senior / NAS /Support / Fixed Pass-Through Rate

      Class A-X Certificates:            Senior / Notional Amount / Interest Only / Fixed Pass-Through
                                                                Rate / Component

      Class PO Certificates:                          Senior / Principal Only / Component

      Class A-R Certificates:                               Senior / REMIC Residual

      Class B-1 Certificates:                        Subordinate/Variable Pass-Through Rate

      Class B-2 Certificates:                        Subordinate/Variable Pass-Through Rate

      Class B-3 Certificates:                        Subordinate/Variable Pass-Through Rate

      Class B-4 Certificates:                        Subordinate/Variable Pass-Through Rate

      Class B-5 Certificates:                        Subordinate/Variable Pass-Through Rate

      Class B-6 Certificates:                        Subordinate/Variable Pass-Through Rate

      Class P Certificates:                                    Prepayment Charges


     The private certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances of the private certificates are set forth in the table on page S-8 in this free writing prospectus. The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described under "--Interest" in this free writing prospectus. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of certificates.

Calculation of Class Certificate Balance

     The "Class Certificate Balance" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal;

o the amount of Realized Losses (including Excess Losses) allocated to that class; and

o in the case of any class of subordinated certificates, any amounts allocated to that class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this free writing prospectus under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

     The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

     The senior certificates will have an initial aggregate Class Certificate Balance of approximately $760,132,414 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 94.70%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.10%, 1.10%, 0.60%, 0.65%, 0.50% and 0.35%, respectively.

     The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Notional Amount Certificates

     The Class 1-A-4, Class 1-A-5 and Class A-X Certificates (collectively, the "Notional Amount Certificates") will not have Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.

     The "Notional Amount" of the Class 1-A-4 Certificates for the interest accrual period for any Distribution Date will equal the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates immediately prior to that Distribution Date. The "Notional Amount" of the Class 1-A-5 Certificates for the interest accrual period for any Distribution Date will equal the product of (x) 0.01 and (y) the Class Certificate Balance of the Class 1-A-3 Certificates immediately prior to that Distribution Date. The "Notional Amount" of the Class A-X Certificates for the interest accrual period for any Distribution Date will equal the sum of the Class A-X-1 and Class A-X-2 Component Notional Amounts immediately prior to that Distribution Date.

     The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

Component Classes

     Solely for purposes of calculating distributions and allocating losses, the Class PO and Class A-X Certificates will be made up of two components having the designations and initial Component Balances or initial Component Notional Amounts set forth below as of the closing date:

                        Designation                              Initial Component Balance
                        -----------                              -------------------------
                                      S-36

                                                                       (approximate)
                                                                       -------------

Class PO-1 Component.....................................                 $2,302,620

Class PO-2 Component.....................................                   $152,794

                                                                Initial Component Notional
                                                                --------------------------
                        Designation                                 Amount (approximate)
                        -----------                                 --------------------

Class A-X-1 Component....................................                $20,257,949

Class A-X-2 Component....................................                $25,618,342

     The "Component Balance" with respect to any Class PO Component as of any Distribution Date is the initial Component Balance on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased by the allocable portion of Subsequent Recoveries on the Mortgage Loans in the related loan group.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate Component Balance of the Class PO Components on that Distribution Date. The Class PO Components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 or Class PO-2 Component, as applicable. The Class PO-1 Component will relate to loan group 1 and the Class PO-2 Component will relate to loan group 2.

     The "Component Notional Amount" of the Class A-X-1 Component for the interest accrual period for any Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 1, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.50% per annum, and the denominator of which is 6.00% per annum and (ii) the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 1 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

     The "Component Notional Amount" of the Class A-X-2 Component for the interest accrual period for any Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 2, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.00% per annum, and the denominator of which is 6.00% per annum and (ii) the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 2 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

     The Notional Amount of the Class A-X Certificates on any Distribution Date will equal the aggregate Component Notional Amount of the Class A-X Components on that Distribution Date. The Class A-X Components comprising the Class A-X Certificates will not be separately transferable from the Class A-X Certificates. As used in this free writing prospectus, "Class A-X Component" will mean the Class A-X-1 or Class A-X-2 Component, as applicable. The Class A-X-1 Component will relate to loan group 1 and the Class A-X-2 Component will relate to loan group 2.

Book-Entry Certificates

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System

("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Senior Certificates (except for the Class 2-A-4 and Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 2-A-4 Certificates in minimum denominations representing a Class Certificate Balance of $1,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

     The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6 and Class 1-A-7 Certificates (we sometimes refer to these classes of certificates as the "LIBOR Certificates") will bear interest during their initial interest accrual period at the applicable initial pass-through rate set forth in the table under "--Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "--Interest" below.

     LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Reuters Page LIBOR01 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Reuters Page LIBOR01" means the display page designated as the "LIBOR01" page on Reuters (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

     If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.35%.

Payments on Mortgage Loans; Accounts

     On or before the closing date, the servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds for that Distribution Date and remit such amounts to the trustee who will deposit such amounts in the Distribution Account. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.

     Prior to each Determination Date, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

Investments of Amounts Held in Accounts

     Certificate Account. At the direction of the servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

     Distribution Account and Supplemental Interest Reserve Fund. Funds on deposit in the Distribution Account and the Supplemental Interest Reserve Fund will not be invested.

Fees and Expenses

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  Type / Recipient (1)              Amount             General Purpose                   Source (2)                       Frequency
------------------------ ---------------------------- ----------------- ------------------------------------------------ -----------
Fees

Servicing Fee/Servicer    Either 0.2000% or 0.2500%      Compensation    Interest collected with respect to each             Monthly
                          per annum of the Stated                        Mortgage Loan and any Liquidation Proceeds
                          Principal Balance of each                      or Subsequent Recoveries that are allocable
                          Mortgage Loan (3)                              to accrued and unpaid interest (4)

Additional Servicing      o Prepayment Interest          Compensation    Interest collections with respect to certain        Time to
Compensation/Servicer       Excess                                       Mortgage Loans that prepay in full                     time

                          o All late payment fees,       Compensation    Payments made by obligors with respect to           Time to
                            assumption fees and other                    the Mortgage Loans                                     time
                            similar charges
                            (excluding prepayment
                            charges)

                          o All investment income        Compensation    Investment income related to the Certificate        Monthly
                            earned on amounts on                         Account
                            deposit in the
                            Certificate Account

                          o Excess Proceeds (5)          Compensation    Liquidation Proceeds and Subsequent Recoveries      Time to
                                                                                                                                time

Trustee Fee / trustee     0.0035% per annum of the       Compensation    Interest Distribution Amount                        Monthly
                          Stated Principal Balance
                          of each Mortgage Loan

Expenses

Insurance expenses /      Expenses incurred by the       Reimbursement   To the extent the expenses are covered by an        Time to
Servicer                  Servicer                       of Expenses     insurance policy with respect to the Mortgage          time
                                                                         Loan



                                      S-43

  Type / Recipient (1)              Amount             General Purpose                   Source (2)                       Frequency
------------------------ ---------------------------- ----------------- ------------------------------------------------ -----------

Advances / Servicer       To the extent of funds         Reimbursement   With respect to each Mortgage Loan, late            Time to
                          available, the amount of       of Expenses     recoveries of the payments of the costs                time
                          any advances                                   and expenses, Liquidation Proceeds,
                                                                         Subsequent Recoveries, purchase proceeds
                                                                         or repurchase proceeds for that Mortgage
                                                                         Loan (6)

Indemnification           Amounts for which the         Indemnification  Amounts on deposit on the Certificate Account       Monthly
expenses/the seller,      seller, the Servicer and                       on any Distribution Account Deposit Date,
the Servicer and the      the depositor are entitled                     following the transfer to the Distribution
depositor                 to indemnification (7)                         Account


_____________________________
(1) If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal either 0.2000% or 0.2500% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The servicing fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(7) Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8) Each of the seller, the servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in April 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

     As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date based on the Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan group remaining after distribution to the senior certificates related to that loan group, and distributions on the subordinated certificates will be based on any remaining Available Funds for all loan groups for such Distribution Date after giving effect to distributions on all related classes of senior certificates and payment in respect of related Class PO Deferred Amounts, and will be made in the following order of priority:

     1. to interest on each interest- bearing class or component of senior certificates in the related senior certificate group, pro rata based on their respective Interest Distribution Amounts;

     2. to principal on the classes and components of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

     3. to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

     4. to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any payments that may be required to be made as described in this free writing prospectus under "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates -- Interest" and "--Principal."

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     o all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries on the Mortgage Loans in that loan group;

     o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest allocated to the related loan group; and

     o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the servicer as of the Distribution Date;

     reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

     The classes and components of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

                             Initial Pass-           Maximum/Minimum            Formula for Calculation of Class
Class                        Through Rate           Pass-Through Rate                   Pass-Through Rate
----------------------------------------------------------------------------------------------------------------
Class 1-A-1                        5.95%                6.50%/0.60%                        LIBOR + 0.60%

Class 1-A-2                        5.75%                6.50%/0.40%                        LIBOR + 0.40%

Class 1-A-3                        5.73%                6.50%/0.38%                        LIBOR + 0.38%

Class 1-A-4                        0.75%                6.10%/0.00%                        6.10% - LIBOR

Class 1-A-5                        2.00%                2.00%/0.00%                   612.00% - (LIBOR x 100)

Class 1-A-6                        5.75%                6.50%/0.40%                        LIBOR + 0.40%

Class 1-A-7                        0.00%                6.50%/0.00%                  (32.5 x LIBOR) - 191.75%


     The pass-through rate for the Class A-X-1 and Class A-X-2 Component for the interest accrual period for any Distribution Date will be equal to 6.00% per annum.

     The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     o 6.50% multiplied by the excess of the aggregate Stated Principal Balance of the group 1 mortgage loans as of the first day of the related Due Period (after giving effect to principal prepayments in the

          Prepayment Period ending during such Due Period) over the aggregate Class Certificate Balance of the group 1 senior certificates immediately prior to that Distribution Date; and

     o 6.00% multiplied by the excess of the aggregate Stated Principal Balance of the group 2 mortgage loans as of the first day of the related Due Period (after giving effect to principal prepayments in the Prepayment Period ending during such Due Period) over the aggregate Class Certificate Balance of the group 2 senior certificates immediately prior to that Distribution Date;

     divided by the sum of the Assumed Balances for each loan group immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period is expected to be approximately 6.1403% per annum.

     On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any interest-bearing class and component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts"). The Class PO Certificates are principal only certificates and will not bear interest.

     On each Distribution Date on or prior to the applicable Corridor Contract Termination Date on which LIBOR exceeds the applicable strike rate, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates will also be entitled to receive distributions of the related Yield Supplement Amount from payments made under the related Corridor Contract.

     With respect to each Distribution Date for the LIBOR Certificates, the "interest accrual period" will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month in which the Distribution Date occurs. With respect to each Distribution Date for all other classes of interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     The interest entitlement described above for each interest-bearing class or component of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates thereof and (b) each loan group, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     o any net prepayment interest shortfalls for that loan group for that Distribution Date and

     o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes and components in the related senior certificate group on such Distribution Date, based on the amount of interest each such class or component of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on the subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law.

     With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls for that loan group and Distribution Date exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfall for that loan group and Distribution Date. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

     If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Yield Supplement Amounts

     The "Yield Supplement Amount" for the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates and any Distribution Date will equal the product of:

          (i) the excess (if any) of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) the related Ceiling Rate over (B) the related Strike Rate,

          (ii) the related Class Certificate Balance immediately prior to that Distribution Date, and

          (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

     The ceiling rate (the "Ceiling Rate") and the strike rate (the "Strike Rate") for each of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates are as follows:

         Class                               Ceiling Rate        Strike Rate
         -----                               ------------        -----------

         Class 1-A-1....................         7.40%              5.90%

         Class 1-A-2....................         9.10%              6.10%

         Class 1-A-3....................         7.62%              6.12%

         Class 1-A-6....................         7.60%              6.10%

     The Corridor Contracts; Supplemental Interest Trust. The Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates will each have the benefit of an interest rate corridor agreement with the Cap Counterparty (the "Class 1-A-1 Corridor Contract", "Class 1-A-2 Corridor Contract", the "Class 1-A-3 Corridor Contract" and the "Class 1-A-6 Corridor Contract", and, together, the "Corridor Contracts"). The Corridor Contracts will not be assets of the issuing entity, but will, instead, be assets of a separate trust fund (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates. Each Corridor Contract will be between the supplemental interest trustee on behalf of the supplemental interest trust and the Cap Counterparty, as evidenced in each case by a confirmation.

     All of the Corridor Contracts shall be subject to the terms of an ISDA Master Agreement (including a Credit Support Annex) entered into between the supplemental interest trustee and the Cap Counterparty. Each Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     Beginning with the Distribution Date in April 2007, on or prior to the Corrdior Contract Termination Date for the related Corridor Contract, on the first or second business day preceding each Distribution Date, the Cap Counterparty will pay to the Supplemental Interest Reserve Fund an amount equal to the product of:

          (i) the excess (if any) of (A) the lesser of LIBOR (as determined by the Cap Counterparty) and the related Ceiling Rate over (B) the related Strike Rate,

          (ii) the related Derivative Notional Balance for that Distribution Date, and

          (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360;

     The "Corridor Contract Termination Date" for the Class 1-A-1 Certificates is April 25, 2017, for the Class 1-A-2 Certificates is April 25, 2009, for the Class 1-A-3 Certificates is April 25, 2011 and for the Class 1-A-6 Certificates is April 25, 2017. Each Corridor Contract is scheduled to remain in effect up to and including the related Corridor Contract Termination Date.

     The "Derivative Notional Balance" on each Distribution Date on or prior to the related Corridor Contract Termination Date will be as described in Schedule 1 to this free writing prospectus. After a Corridor Contract Termination Date, the related Derivative Notional Balance will be zero, and the related Corridor Contract will be terminated. The Derivative Notional Balances for the Class 1-A-1 and Class 1-A-6 Certificates decrease based on the group 1 mortgage loans having a prepayment rate equal to 85.00% of the related Prepayment Assumption. The Derivative Notional Balance for each of the Class 1-A-2 and Class 1-A-3 Certificates is $10,000,000 and $50,000,000, respectively and will not decrease until the related Corridor Contract Termination Date.

     Payments made under each Corridor Contract will be based on the related Derivative Notional Balance on a Distribution Date and will not be based on the related Class Certificate Balance.

     For each of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates and any Distribution Date, to the extent that the sum of (x) the amount paid under a Corridor Contract and (y) any Excess Funds in the Supplemental Interest Reserve Fund is less than the related Yield Supplement Amount for a Distribution Date (such shortfall, a "Yield Maintenance Shortfall"), the Class 1-A-1, Class 1-A-2, Class 1-A-3 or Class 1-A-6 Certificates, as applicable, will not receive the entire related Yield Supplement Amount on that Distribution Date. However, on future Distribution Dates, if the sum of the amount paid under a Corridor Contract and any Excess Funds in the Supplemental Interest Reserve Fund exceeds the related Yield Supplement Amount for that Distribution Date, that excess will be used to pay any related Yield Maintenance Shortfalls outstanding from prior Distribution Dates. None of the Class 1-A-1, Class 1-A-2, Class 1-A-3 or Class 1-A-6 Certificates will be entitled to any interest on any Yield Maintenance Shortfalls. For each of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates, "Excess Funds" for any Distribution Date will equal the amount by which the sum of the amounts paid under the related Corridor Contract on prior Distribution Dates exceeds the sum the Yield Supplement Amounts actually paid from the Supplemental Interest Reserve Fund for the related class of certificates, including the related Yield Maintenance Shortfalls for such prior Distribution Dates.

     Each Corridor Contract will be subject to early termination under certain circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the issuing entity, the failure of the Cap Counterparty (three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under a Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be a termination event if the rating, by any Rating Agency, of the Cap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term obligations falls below a certain level or levels established by such Rating Agency (a "Cap Counterparty Rating Downgrade") as specified in the ISDA Master Agreement and the Cap Counterparty does not take certain action as specified in such ISDA Master Agreement, at its own expense, which may include (a) causing another entity to replace the Cap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the depositor on terms substantially similar to such Corridor Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Cap Counterparty's obligations under such Corridor Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the depositor; and (c) posting collateral in the amount and at the times required under the related Credit Support Annex.

     It will also be a termination event with respect to each Corridor Contract if the Cap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Cap Counterparty fails to either (i) transfer the related Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that,
(A) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (B) satisfies any rating requirement set forth in the ISDA Master Agreement, and (C) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable, or (ii) if and to the extent provided for in the ISDA Master Agreement and subject to the conditions contained therein, either procure a guarantor with respect to such Corridor Contracts or deliver collateral to reduce the significance percentage for the purposes of Item 1115 of Regulation AB.

     If a Corridor Contract is terminated prior to its scheduled Corridor Contract Termination Date, the Cap Counterparty will likely owe a termination payment to the trustee, payable in a lump sum to be held by the supplemental interest trustee until the scheduled Corridor Contract Termination Date of the related Corridor Contract. However, if such termination occurs, no assurance can be given that any such termination payment will be sufficient to pay any related Yield Supplement Amounts.

     The Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates do not represent an obligation of the Cap Counterparty. Holders of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates are not parties to or beneficiaries under any Corridor Contract and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under any Corridor Contract.

     The Corridor Contracts will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the closing date.

The Supplemental Interest Reserve Fund

     Amounts received from the Cap Counterparty under each of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Corridor Contracts will be deposited in a separate account established by the trustee of the supplemental interest trust (the "Supplemental Interest Reserve Fund"). Any amounts on deposit in the supplemental interest trust will not be the property of the issuing entity, but will instead be assets of the supplemental interest trust. On each Distribution Date, the trustee will withdraw the amount of the related Yield Supplement Amount, and the amount of any Excess Funds, from funds available on deposit in the supplemental interest trust in respect of the applicable Corridor Contract. The Supplemental Interest Reserve Fund will be held in trust by the supplemental interest trustee on behalf of the holders of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates. The Supplemental Interest Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee will deposit into the Supplemental Interest Reserve Fund any amount received in respect of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Corridor Contracts for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Corridor Contracts for that and prior interest accrual periods will be distributed to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates, respectively, to the extent necessary to pay the related current Yield Supplement Amount and any related Yield Maintenance Shortfall. Any remaining amounts will remain in the Supplemental Interest Reserve Fund. On the Distribution Date immediately following the date on which the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates has been reduced to zero, all amounts remaining in the Supplemental Interest Reserve Fund will be distributed to Citigroup Global Markets Inc., as the residual owner of the Supplemental Interest Reserve Fund.

Principal

     General. All payments and other amounts received in respect of principal of the Mortgage Loans in a loan group will be allocated between (a) the related Class PO Component and (b) the related senior certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The "Non-PO Percentage" with respect to any Mortgage Loan with an adjusted net mortgage rate less than the related Required Coupon (each a "Discount Mortgage Loan") will be equal to the adjusted net mortgage rate divided by the related Required Coupon and, with respect to any Mortgage Loan with an adjusted net mortgage rate equal to or greater than the related Required Coupon (each a "Non-Discount Mortgage Loan"), will be 100%.

     The "PO Percentage" with respect to any Discount Mortgage Loan will be equal to the related Required Coupon minus the adjusted net mortgage rate divided by the related Required Coupon and, with respect to any Non-Discount Mortgage Loan, will be 0%.

     The "Required Coupon" is 6.50% and 6.00% for loan group 1 and loan group 2, respectively.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal to the related classes of senior certificates (other than the Notional Amount Certificates and Class PO Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of:

          (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

          (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

          (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing, and

     (ii) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that loan group that incurred (1) an Excess Loss or
(2) a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date before the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date will be distributed as principal of the following classes of senior certificates, as follows:

     (a)  with respect to loan group 1, in the following priority:

          (i) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

          (ii) concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-6 and Class 1-A-7 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     (b)  with respect to loan group 2, in the following priority:

          (i) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, based on their then-current Class Certificate Balances, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

          (ii)concurrently, as follows:

               (a) 31.1653547357% to the Class 2-A-1 Certificates until its Class Certificate Balance is reduced to zero; and

               (b) 68.8346452643% as follows:

                    (1) up to $710 for each Distribution Date to the Class 2-A-2
               Certificates until its Class Certificate Balance is reduced to zero;

                    (2) up to $1,846,720 for each Distribution Date to the Class
               2-A-3 Certificates until its Class Certificate Balance is reduced to zero; and

                    (3) sequentially, to the Class 2-A-2 and Class 2-A-3
               Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

          (iii) to the Class 2-A-4 Certificates, until its Class Certificate Balance is reduced to zero; and

          (iv) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, based on their then-current Class Certificate Balances, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     On each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for each loan group will be distributed, concurrently as principal of the classes of Senior Certificates in the related senior certificate group (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used in this free writing prospectus shall have the following meanings:

     The "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2,
(B) the Priority Percentage and (C) the Shift Percentage and (ii) the product of
(A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Priority Percentage and (C) the Prepayment Shift Percentage.

     "Priority Percentage" for any Distribution Date and loan group 2, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-5 and Class 2-A-6 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date and loan group 2 will equal the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for loan group 2 for that Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan in loan group 2 that is not a Liquidated Mortgage Loan, the Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of that Bankruptcy Loss.

     The "Unscheduled Principal Distribution Amount" for any Distribution Date and loan group 2 will equal, the related Senior Prepayment Percentage of the Non-PO Percentage of the sum of the amounts described in subclauses (e) and (f) of clause (i) and clause (ii) of the definition of Non-PO Formula Principal Amount for loan group 2 for that Distribution Date.

     "Prepayment Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date will be 100%.

     The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     (i) the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     (ii) for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          o the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan, and

          o    either

                    o if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                    o if an Excess Loss were sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

     (iii) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date; and

     (iv) the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

     Notwithstanding the foregoing definition of Senior Principal Distribution Amount, on any Distribution Date after the Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to the Mortgage Loans in the related loan group.

     "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate Stated Principal Balance of the Mortgage Loans.

     The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the Class PO Certificates and the Notional Amount Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO

Percentage of the Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Certificates (other than the Class PO Certificates and the Notional Amount Certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date. The Senior Percentage for any senior certificate group and Distribution Date cannot exceed 100%.

     For any Distribution Date on or prior to the Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the "Subordinated Percentage" will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for either loan group will occur unless both of the step down conditions listed below are satisfied with respect to both loan groups:

o the outstanding principal balance of all Mortgage Loans in a loan group delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to the Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the Cut-off Date or (ii) if such date is after the Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     Cross-Collateralization. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, other than the related Class PO Component, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component, of that related senior certificate group. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for a loan group and any Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all Mortgage Loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that loan group.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both loan groups, to the extent of Available Funds, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from both loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from both loan groups for distribution of principal. Distributions of principal of the subordinated certificates' pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have lower priorities of distribution than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

            Class B-1....................................    5.30%
            Class B-2....................................    3.20%
            Class B-3....................................    2.10%
            Class B-4....................................    1.50%
            Class B-5....................................    0.85%
            Class B-6....................................    0.35%

     The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of:

  o  the related Subordinated Percentage of the applicable Non-PO
     Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

  o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan,

  o the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

  o the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of Class PO Deferred Amounts on the Distribution Date.

     On any Distribution Date after the Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after distribution of interest and principal on the senior certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of a Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

          o Available Funds for the related loan group remaining after distribution of interest on the senior certificates, and

          o a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the related Senior Principal Distribution Amount for the related loan group.

     If a Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the related senior certificates (other than the Notional Amount Certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for the applicable loan group remaining after distribution of interest on the senior certificates in the related senior certificate group and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and a Class PO Component will equal the sum of:

     (i)  the sum of the applicable PO Percentage of:

          (a) all monthly payments of principal due on each Mortgage Loan in the related loan group on the related Due Date,

          (b) the principal portion of the purchase price of each Mortgage Loan in the related loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in the related loan group that was repurchased due to a modification of the Mortgage Rate,

          (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in the related loan group received for the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in the related loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) for each Mortgage Loan in the related loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

          (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in the related loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in the related loan group that was repurchased due to modification of the Mortgage Rate, and

     (ii) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in the related loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

Allocation of Losses

     On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan in a loan group will be allocated to the related Class PO Component, until its Component Balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior Credit Support Depletion Date, will be treated as a "Class-PO Deferred Amount." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of a loan group for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificates Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the Mortgage Loans in a loan group, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the Notional Amount Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses (other than Excess Losses) on the mortgage loans (A) in loan group 1 that would otherwise be allocated to the Class 1-A-2, Class 1-A-3 and Class 1-A-6 Certificates will be allocated to the Class 1-A-1 Certificates, pro rata, until the Class Certificate Balance of the Class 1-A-1 Certificates is reduced to zero and (B) in loan group 2 that would otherwise be allocated to the Class 2-A-3 and Class 2-A-5 Certificates will be allocated to the Class 2-A-6 Certificates, pro rata, until the Class Certificate Balance of the Class 2-A-6 Certificates is reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

o the applicable Senior Percentage of the Non-PO Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, based on their Class Certificate Balances and

o the applicable Subordinated Percentage of the Non-PO Percentage of such Excess Loss will be allocated among the classes of subordinated certificates, pro rata, based on each class' share of the Assumed Balance for the applicable loan group.

     The share of the Assumed Balance for each class of subordinated certificates and a loan group will be based on the Class Certificate Balance of each class of subordinated certificates; provided, however, on any Distribution Date after the Senior Termination Date, such Excess Losses on the Mortgage Loans in the related loan group will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Excess Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized Losses, the Non-PO Percentage of any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the related Notional Amount Certificates and the Class PO Certificates) including the Class 1-A-2, Class 1-A-3, Class 1-A-6, Class 2-A-3 and Class 2-A-5 Certificates, without any reallocation of Excess Losses to the Class 1-A-1 and Class 2-A-6 Certificates.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement -- Special Hazard Insurance Policies."

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

     The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P Certificates.


                               Credit Enhancement

Subordination

     Any Realized Losses, other than Excess Losses, that are allocable to the senior certificates will be allocated as describer under "Description of the Certificates--Allocation of Losses" in this free writing prospectus.

     The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation. In addition, the Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

     The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

o Special Hazard Losses in an initial amount expected to be up to approximately $8,026,751.95 (the "Special Hazard Loss Coverage Amount"),

o Bankruptcy Losses in an initial amount expected to be up to approximately $247,127.26 (the "Bankruptcy Loss Coverage Amount"), and

o Fraud Losses in an initial amount expected to be up to approximately $16,053,503.89 (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans, incurred since the closing date, or

o    the greatest of

               o 1% of the aggregate of the principal balances of the Mortgage Loans,

               o twice the principal balance of the largest Mortgage Loan, and

               o the aggregate principal balances of the Mortgage Loans, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

o 2% of the then current pool principal balance, in the case of the first such anniversary and 1% as of the second, third and fourth such anniversaries,

and

o    the excess of:

     o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

     o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

     The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

   A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a
   Mortgage Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                   Schedule 1

                                          Derivative Notional Balances

                                   Derivative           Derivative          Derivative         Derivative
                                Notional Balance     Notional Balance    Notional Balance   Notional Balance
                                 of Class 1-A-1       of Class 1-A-2      of Class 1-A-3     of Class 1-A-6
   Distribution Date            Certificates ($)     Certificates ($)    Certificates ($)   Certificates ($)
   -------------------------- -------------------- -------------------- ------------------ -------------------
   April 2007                       14,235,000           10,000,000           50,000,000        88,483,000
   May 2007                         14,102,621           10,000,000           50,000,000        87,660,148
   June 2007                        13,956,550           10,000,000           50,000,000        86,752,188
   July 2007                        13,797,042           10,000,000           50,000,000        85,760,704
   August 2007                      13,624,384           10,000,000           50,000,000        84,687,485
   September 2007                   13,438,903           10,000,000           50,000,000        83,534,561
   October 2007                     13,240,965           10,000,000           50,000,000        82,304,199
   November 2007                    13,030,970           10,000,000           50,000,000        80,998,899
   December 2007                    12,809,358           10,000,000           50,000,000        79,621,383
   January 2008                     12,576,600           10,000,000           50,000,000        78,174,590
   February 2008                    12,333,252           10,000,000           50,000,000        76,661,967
   March 2008                       12,084,559           10,000,000           50,000,000        75,116,125
   April 2008                       11,838,654           10,000,000           50,000,000        73,587,610
   May 2008                         11,597,432           10,000,000           50,000,000        72,088,203
   June 2008                        11,360,804           10,000,000           50,000,000        70,617,352
   July 2008                        11,128,683           10,000,000           50,000,000        69,174,515
   August 2008                      10,900,983           10,000,000           50,000,000        67,759,162
   September 2008                   10,677,621           10,000,000           50,000,000        66,370,771
   October 2008                     10,458,514           10,000,000           50,000,000        65,008,832
   November 2008                    10,243,583           10,000,000           50,000,000        63,672,843
   December 2008                    10,032,746           10,000,000           50,000,000        62,362,311
   January 2009                      9,825,928           10,000,000           50,000,000        61,076,756
   February 2009                     9,623,052           10,000,000           50,000,000        59,815,703
   March 2009                        9,424,043           10,000,000           50,000,000        58,578,687
   April 2009                        9,228,828           10,000,000           50,000,000        57,365,253
   May 2009                          9,037,334                    0           50,000,000        56,174,954
   June 2009                         8,849,492                    0           50,000,000        55,007,351
   July 2009                         8,665,232                    0           50,000,000        53,862,013
   August 2009                       8,484,487                    0           50,000,000        52,738,520
   September 2009                    8,307,188                    0           50,000,000        51,636,456
   October 2009                      8,133,272                    0           50,000,000        50,555,414
   November 2009                     7,962,674                    0           50,000,000        49,494,998
   December 2009                     7,795,331                    0           50,000,000        48,454,815
   January 2010                      7,631,182                    0           50,000,000        47,434,481
   February 2010                     7,470,165                    0           50,000,000        46,433,621
   March 2010                        7,312,221                    0           50,000,000        45,451,864
   April 2010                        7,157,293                    0           50,000,000        44,488,849
   May 2010                          7,005,323                    0           50,000,000        43,544,220
   June 2010                         6,856,254                    0           50,000,000        42,617,629
   July 2010                         6,710,033                    0           50,000,000        41,708,733
   August 2010                       6,566,604                    0           50,000,000        40,817,196
   September 2010                    6,425,915                    0           50,000,000        39,942,690
   October 2010                      6,287,913                    0           50,000,000        39,084,891
   November 2010                     6,152,549                    0           50,000,000        38,243,483
   December 2010                     6,019,771                    0           50,000,000        37,418,154
   January 2011                      5,889,531                    0           50,000,000        36,608,599
   February 2011                     5,761,781                    0           50,000,000        35,814,519
   March 2011                        5,636,473                    0           50,000,000        35,035,622
   April 2011                        5,513,562                    0           50,000,000        34,271,617
   May 2011                          5,393,000                    0                    0        33,522,224
   June 2011                         5,274,745                    0                    0        32,787,164
   July 2011                         5,158,752                    0                    0        32,066,166
   August 2011                       5,044,979                    0                    0        31,358,963
   September 2011                    4,933,382                    0                    0        30,665,293


                                      S-63

                                   Derivative           Derivative          Derivative         Derivative
                                Notional Balance     Notional Balance    Notional Balance   Notional Balance
                                 of Class 1-A-1       of Class 1-A-2      of Class 1-A-3     of Class 1-A-6
   Distribution Date            Certificates ($)     Certificates ($)    Certificates ($)   Certificates ($)
   -------------------------- -------------------- -------------------- ------------------ -------------------
   October 2011                      4,823,922                    0                    0        29,984,900
   November 2011                     4,716,556                    0                    0        29,317,531
   December 2011                     4,611,247                    0                    0        28,662,939
   January 2012                      4,507,954                    0                    0        28,020,882
   February 2012                     4,406,639                    0                    0        27,391,123
   March 2012                        4,307,265                    0                    0        26,773,426
   April 2012                        4,209,795                    0                    0        26,167,565
   May 2012                          4,118,610                    0                    0        25,600,772
   June 2012                         4,029,229                    0                    0        25,045,192
   July 2012                         3,941,618                    0                    0        24,500,610
   August 2012                       3,855,742                    0                    0        23,966,815
   September 2012                    3,771,568                    0                    0        23,443,599
   October 2012                      3,689,063                    0                    0        22,930,760
   November 2012                     3,608,196                    0                    0        22,428,098
   December 2012                     3,528,934                    0                    0        21,935,417
   January 2013                      3,451,247                    0                    0        21,452,525
   February 2013                     3,375,105                    0                    0        20,979,235
   March 2013                        3,300,478                    0                    0        20,515,361
   April 2013                        3,227,336                    0                    0        20,060,723
   May 2013                          3,157,021                    0                    0        19,623,652
   June 2013                         3,088,116                    0                    0        19,195,345
   July 2013                         3,020,593                    0                    0        18,775,633
   August 2013                       2,954,426                    0                    0        18,364,348
   September 2013                    2,889,589                    0                    0        17,961,327
   October 2013                      2,826,055                    0                    0        17,566,411
   November 2013                     2,763,800                    0                    0        17,179,441
   December 2013                     2,702,799                    0                    0        16,800,264
   January 2014                      2,643,027                    0                    0        16,428,729
   February 2014                     2,584,460                    0                    0        16,064,686
   March 2014                        2,527,076                    0                    0        15,707,991
   April 2014                        2,470,850                    0                    0        15,358,501
   May 2014                          2,418,249                    0                    0        15,031,538
   June 2014                         2,366,713                    0                    0        14,711,197
   July 2014                         2,316,222                    0                    0        14,397,349
   August 2014                       2,266,754                    0                    0        14,089,865
   September 2014                    2,218,290                    0                    0        13,788,619
   October 2014                      2,170,811                    0                    0        13,493,490
   November 2014                     2,124,295                    0                    0        13,204,357
   December 2014                     2,078,725                    0                    0        12,921,101
   January 2015                      2,034,083                    0                    0        12,643,606
   February 2015                     1,990,348                    0                    0        12,371,760
   March 2015                        1,947,505                    0                    0        12,105,450
   April 2015                        1,905,535                    0                    0        11,844,567
   May 2015                          1,866,578                    0                    0        11,602,421
   June 2015                         1,828,402                    0                    0        11,365,122
   July 2015                         1,790,991                    0                    0        11,132,577
   August 2015                       1,754,329                    0                    0        10,904,690
   September 2015                    1,718,401                    0                    0        10,681,371
   October 2015                      1,683,194                    0                    0        10,462,529
   November 2015                     1,648,694                    0                    0        10,248,075
   December 2015                     1,614,885                    0                    0        10,037,924
   January 2016                      1,581,754                    0                    0         9,831,989
   February 2016                     1,549,289                    0                    0         9,630,189
   March 2016                        1,517,476                    0                    0         9,432,441
   April 2016                        1,486,301                    0                    0         9,238,664
   May 2016                          1,457,541                    0                    0         9,059,895
   June 2016                         1,429,333                    0                    0         8,884,554
   July 2016                         1,401,665                    0                    0         8,712,576


                                      S-64

                                   Derivative           Derivative          Derivative         Derivative
                                Notional Balance     Notional Balance    Notional Balance   Notional Balance
                                 of Class 1-A-1       of Class 1-A-2      of Class 1-A-3     of Class 1-A-6
   Distribution Date            Certificates ($)     Certificates ($)    Certificates ($)   Certificates ($)
   -------------------------- -------------------- -------------------- ------------------ -------------------
   August 2016                       1,374,528                    0                    0         8,543,897
   September 2016                    1,347,912                    0                    0         8,378,454
   October 2016                      1,321,806                    0                    0         8,216,185
   November 2016                     1,296,202                    0                    0         8,057,030
   December 2016                     1,271,089                    0                    0         7,900,930
   January 2017                      1,246,457                    0                    0         7,747,825
   February 2017                     1,222,299                    0                    0         7,597,659
   March 2017                        1,198,598                    0                    0         7,450,338
   April 2017                        1,174,112                    0                    0         7,298,137
   May 2017 and thereafter                   0                    0                    0                 0


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